UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

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The Nasdaq Stock Market, Inc.

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THE NASDAQ STOCK MARKET, INC.

One Liberty Plaza

New York, New York 10006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 23, 2006

To the holders of voting securities of The Nasdaq Stock Market, Inc.:

Please take notice that the annual meeting of stockholders of The Nasdaq Stock Market, Inc., a Delaware corporation, will be held at our headquarters, One Liberty Plaza, 50th floor, New York, New York, on May 23, 2006, at 10:00 a.m., local time, for the following purposes, all as more fully described in the attached proxy statement:

1.	To elect 11 directors to a one-year term;

2.	To ratify the appointment of Ernst & Young LLP as Nasdaq’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3.	To transact such other business as may come before the annual meeting or any adjournment or postponement of the meeting.

We urge you to read carefully the attached proxy statement for additional information concerning the matters to be considered at this meeting. Our board of directors has fixed the close of business on April 13, 2006 as the record date for the determination of holders of our voting securities entitled to vote at the annual meeting. Only holders of record at the close of business on the record date will be entitled to notice of, and to vote at, the meeting or any postponement or adjournment of the meeting. A list of these holders will be available at Nasdaq’s headquarters, One Liberty Plaza, New York, New York, at least 10 days before the annual meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE RESPECTFULLY URGE YOU TO PROMPTLY VOTE YOUR NASDAQ SECURITIES IN ONE OF THE FOLLOWING WAYS:

•	MARK, SIGN, DATE, AND PROMPTLY RETURN your enclosed proxy card in the postage-paid envelope;

•	USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card (this call is toll-free in the United States and Canada); or

•	VISIT THE WEBSITE address shown on your proxy card to vote through the Internet.

IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY VOTED YOUR NASDAQ SECURITIES BY PROXY.

By Order of the Board of Directors,

Robert Greifeld President and Chief Executive Officer

New York, New York

April 21, 2006

THE NASDAQ STOCK MARKET, INC.

One Liberty Plaza

New York, New York 10006

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 23, 2006

We are furnishing this proxy statement and the accompanying proxy card to the holders of the voting securities of The Nasdaq Stock Market, Inc., a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use in voting at the annual meeting of stockholders to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and any and all adjournments or postponements to this meeting. We first mailed or delivered this proxy statement and the accompanying proxy card to our stockholders on or about April 24, 2006.

THE ANNUAL MEETING

When and where is the meeting? The annual meeting is scheduled to be held at our headquarters at One Liberty Plaza, 50th floor, New York, New York, on May 23, 2006, at 10:00 a.m. local time.

What is the purpose of the meeting? At the annual meeting, the holders of Nasdaq’s voting securities will be asked to consider and vote upon each of the following matters:

1.	To elect 11 directors to one-year terms;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3.	To transact such other business as may come before the annual meeting or any adjournment or postponement of the meeting.

Who is entitled to vote? Only holders of record listed on the books of Nasdaq at the close of business on April 13, 2006 (the record date) of the following Nasdaq securities will be entitled to notice of, and to vote at, the annual meeting:

•	common stock, par value $0.01 per share;

•	Series D preferred stock, par value $0.01 per share; and

•	3.75% Series A convertible notes due 2012 and 3.75% Series B convertible notes due 2012 (collectively, the “voting notes” and together with the common stock and Series D preferred stock, “Nasdaq securities”).

As of the record date, there were outstanding 93,363,675 shares of common stock (including shares of restricted common stock entitled to vote at the annual meeting) and one share of Series D preferred stock. National Association of Securities Dealers, Inc. (NASD) owns the one share of Series D preferred stock and will hold this share until we become operational as a national securities exchange. At a special meeting of stockholders in September 2005, stockholders approved an amendment to our restated certificate of incorporation granting the holders of the voting notes the right to vote with holders of the common stock and Series D preferred stock on matters submitted for a vote of stockholders. The voting notes are held by Silver Lake Partners TSA, L.P., Silver Lake Investors L.P., Silver Lake Partners II TSA, L.P. and Silver Lake Technology Investors II, L.P. (which, collectively, we refer to as the “Silver Lake entities” throughout this proxy statements), Hellman & Friedman Capital Partners IV, L.P., H&F International Partners, IV-A, L.P., H&F International Partners, IV-B, L.P., H&F International Partners and H&F Executive Fund IV, L.P. and its affiliated entities (which, collectively, we refer to as “Hellman & Friedman” throughout this proxy statement) and Integral Capital Partners VI, L.P. and VAB Investors, LLC.

Holders of warrants issued by NASD who have exercised these warrants for voting trust certificates will not be able to vote the underlying shares of common stock at the annual meeting. NASD has the right to vote the shares of common stock that as of the record date remained subject to a voting trust pursuant to a voting trust agreement dated June 28, 2000, as amended, among Nasdaq, NASD, The Bank of New York and Mellon Investor Services, LLC. If you hold shares of common stock that remained subject to the voting trust as of the record date, you will receive the proxy statement and annual report to stockholders for informational purposes, but will not receive a proxy card to vote these shares of common stock.

A list of holders entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. local time, at our principal executive offices, One Liberty Plaza, New York, New York. You may arrange to review this list by contacting Joan Conley, c/o The Nasdaq Stock Market, Inc., One Liberty Plaza, New York, New York 10006.

How many votes do I have? Each share of common stock has one vote, subject to the voting limitation in our restated certificate of incorporation that generally prohibits a holder, other than NASD, from voting in excess of 5% of the total voting power of Nasdaq. The share of Series D preferred stock is entitled to a number of votes that, together with all other votes entitled to be cast by the holder of the Series D preferred stock, is equal to one vote more than one-half of all votes entitled to be cast by all holders of Nasdaq securities as of the record date. The holder of each voting note is entitled to the number of votes equal to the number of shares of common stock into which that voting note could be converted on the record date, subject to the 5% voting limitation contained in the restated certificate of incorporation.

The enclosed proxy card shows the number of Nasdaq securities that you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

What constitutes a quorum? The presence of the owners of a majority (greater than 50%) of the votes entitled to be cast by holders of the Nasdaq securities constitutes a quorum. Presence may be in person or by proxy. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or the Internet, or if you vote at the annual meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a bank or broker holding shares for a beneficial owner does not vote on a particular proposal because the bank or broker does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner.

Who counts the votes? Our transfer agent, Mellon Investor Services, tabulates the votes and acts as inspector of elections.

How do I vote? You can ensure that your Nasdaq securities are voted at the meeting by:

•	attending the meeting and voting in person, as discussed below; or

•	submitting your instructions by telephone, by Internet or by completing, signing, dating and returning the enclosed proxy form in the envelope provided.

Vote by Telephone. You may instruct the proxy holders how to vote your Nasdaq securities by telephone by dialing, at no cost to you, the toll-free number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m. (E.D.T.) on May 22, 2006. You must enter your control number, which is printed in the lower right hand corner below the proxy section of the proxy card. You will then receive easy-to-follow voice prompts allowing you to instruct the proxy holders how to vote your Nasdaq securities and to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card. If you are located outside the United States and Canada, you should instruct the proxy holders how to vote your Nasdaq securities by Internet or by mail.

Vote by Internet. You can also choose to instruct the proxy holders how to vote your Nasdaq securities through the Internet. The website address for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m. (E.D.T.) on May 22, 2006. As with telephone voting, you must enter your control number, which is printed in the lower right hand corner below the proxy section of the proxy card and you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote through the Internet, you do not need to return your proxy card.

Vote by Mail. If you choose to vote by mail, simply mark your proxy card, sign and date it, and return it in the postage-paid envelope provided.

How do I complete the proxy? The proxy provides that each holder may vote his or her Nasdaq securities “For” the director nominees or to “Withhold Authority” for the individual nominees or for all of the nominees, and may vote “For” or “Against” or “Abstain” from voting with respect to the ratification of Nasdaq’s registered public accounting firm.

Whichever of methods you select to transmit your instructions, the proxy holders will vote your Nasdaq securities as provided by those instructions. IF YOU RETURN A SIGNED PROXY WITHOUT SPECIFIC VOTING INSTRUCTIONS, YOUR NASDAQ SECURITIES WILL BE VOTED BY THE PROXY HOLDERS FOR THE ELECTION OF THE DIRECTORS AND FOR THE OTHER PROPOSALS SET FORTH HEREIN. If your Nasdaq securities are held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter, you will receive instructions from your nominee, which you must follow to have your Nasdaq securities voted. The broker, bank or other nominee may only vote the Nasdaq securities that it holds for you as provided by your instructions.

What do I need to do to attend the annual meeting? If you are a holder of record, you should indicate on your proxy card that you plan to attend the meeting by marking the box on the proxy card provided for that purpose. For the safety and comfort of our stockholders, admission to the annual meeting will be restricted to holders of record and beneficial owners of Nasdaq securities as of April 13, 2006. You will need to provide a valid government-issued photo identification, such as a driver’s license or passport, to gain entry to the annual meeting. If you are a beneficial owner of Nasdaq securities held by a bank, broker or other nominee, you also will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from the bank, broker, or other nominee are examples of proof of ownership. If you want to vote in person your Nasdaq securities held in street name, you will have to obtain a proxy, executed in your favor, from the holder of record.

What are the Board’s recommendations? The Nasdaq board recommends that you vote FOR each of the nominees for director named in Proposal 1 and FOR Proposal 2.

What vote is required to approve each proposal?

Election of Directors. Our directors are elected by a plurality of votes cast at the meeting. Thus, any securities not voted, whether by abstention, broker non-vote, withholding authority or otherwise, do not impact the vote. This year, we updated our corporate governance guidelines to require, in an uncontested election that a director-nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to promptly tender his or her resignation following certification of the stockholder vote. The Corporate Governance Committee of the Nasdaq board then will consider the resignation offer and recommend to the full board whether to accept it. The Nasdaq board is required to act on the recommendation and to publicly disclose its decision-making process with respect to the director resignation. See “Nasdaq Corporate Governance Guidelines and Codes of Ethics” for full details of this policy.

Ratification of Appointment of Ernst & Young LLP. This proposal requires the affirmative vote of a majority of the votes entitled to vote at the meeting. For this vote, abstentions have the effect of a vote against this proposal and broker non-votes will have no impact on the vote.

What if other items come up at the annual meeting and I am not there to vote? We are not now aware of any matters to be presented at the annual meeting other than those described in this proxy statement. When you return a signed and dated proxy card or provide your voting instructions by telephone or the Internet, you give the proxy holders (the names of which are listed on your proxy card) the discretionary authority to vote on your behalf on any other matter that is properly brought before the annual meeting. If the meeting is adjourned or postponed, your Nasdaq securities may be voted by the proxy holders on the new meeting date, unless you have revoked your proxy instructions before that date.

Can I change my vote? You can change your vote by revoking your proxy at any time before it is exercised in one of three ways:

•	Notify Nasdaq’s corporate secretary, Joan C. Conley, c/o The Nasdaq Stock Market, Inc., One Liberty Plaza, New York, New York 10006, in writing or by facsimile (at 202-978-5088) that you are revoking your proxy;

•	Submit a later dated proxy (including a proxy submitted by telephone or through the Internet); or

•	Vote in person at the annual meeting.

How do I access proxy materials on the Internet? Holders of Nasdaq securities can access our notice of annual meeting and proxy statement and annual report on the Internet on our website at http://ir.nasdaq.com/meeting.cfm.

Who is paying the costs of this proxy solicitation? We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (who will not receive any additional compensation for these solicitations) in person or by telephone, electronic transmission and facsimile transmission. Nasdaq will, upon request, reimburse brokers, banks, and other nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies. We have hired Mellon Investors Services to assist in soliciting proxies at a fee of $7,500 plus costs and expenses for these services. Your cooperation in promptly submitting your proxy by telephone, through the Internet or by completing and returning the enclosed proxy card to vote your Nasdaq securities will help to avoid additional expense.

PROPOSAL I

ELECTION OF DIRECTORS

The business and affairs of Nasdaq are managed under the direction of the board of directors. Pursuant to the certificate of incorporation and Nasdaq’s by-laws, the Nasdaq board may determine the total number of directors. The authorized size of the board of directors currently is 15 directors, consisting of four Class 1 directors, four Class 2 directors and seven Class 3 directors. Prior to May 2005, each class of our board of directors held office for staggered terms of three years. One of the three classes was elected each year to succeed the directors whose terms were expiring. At the May 2005 annual meeting, Nasdaq shareholders approved an amendment to our restated certificate of incorporation that eliminated our classified board prospectively. To implement this prospective phase-out, our Class 2 directors were elected to serve a one year term at the 2005 annual meeting. At this annual meeting, you are being asked to elect both Class 2 and Class 3 directors to serve one year terms. From 2007 forward, all directors will be elected to serve only one year terms and we will no longer designate directors as Class 1, Class 2 and Class 3.

The Class 2 directors whose terms will expire at the annual meeting are: Daniel Coleman, Patrick J. Healy, Merit E. Janow and Thomas Stemberg. The Class 3 directors whose terms will expire at the annual meeting are: Michael Casey, Jeffrey N. Edwards, Lon Gorman, John D. Markese, Thomas F. O’ Neill, James S. Riepe and Deborah L. Wince-Smith. Each of the Class 2 and Class 3 directors have been nominated for re-election.

All nominees have consented to be named in this proxy statement and to serve on the Nasdaq board, if elected. In the event that any nominee should not be available, the persons named in the proxy will vote for the other nominees and may vote for a substitute for the unavailable nominee. The Nasdaq board has determined that each of the directors and nominees listed below, with the exception of Mr. Greifeld, is considered independent of Nasdaq pursuant to the standards of independence applicable to companies listed on The Nasdaq National Market.

Under Nasdaq’s by-laws, all directors are classified as:

•	Industry Directors;

•	Non-Industry Directors, which are further classified as Public Directors and Issuer Representatives; and

•	Staff Directors (limit of two).

The number of Non-Industry Directors, including at least one Public Director and at least two Issuer Representatives of Nasdaq-listed companies, is required to equal or exceed the number of Industry Directors, unless the Nasdaq board consists of nine or fewer directors. In that case, only one director is required to be an Issuer Representative. We establish the classification of each director based on a questionnaire with specific questions related to each of the classifications. Nasdaq’s Corporate Secretary annually certifies to the board of directors the classification of each director.

The following is a general description of Nasdaq’s director classifications:

•

Industry Director means a director who is not a Nasdaq employee who (i) has served in the prior three years as an officer, director, or employee of a broker or dealer, excluding an outside director or a director not engaged in the day-to-day management of a broker or dealer; (ii) is an officer, director (excluding an outside director) or employee of an entity that owns more than 10% of the equity of a broker or dealer, and the broker or dealer accounts for more than 5% of the gross revenues received by the consolidated entity; (iii) owns more than 5% of the equity securities of any broker or dealer, whose investments in brokers or dealers exceed 10% of his or her net worth, or whose ownership interest otherwise permits him or her to be engaged in the day-to-day management of the broker or dealer; (iv) provides professional services to brokers or dealers, and such services constitute 20% or more of the professional revenues received by the director or member or 20% or more of the gross revenues received by the director’s or member’s firm or partnership; (v) provides professional services to a director, officer, or employee of a broker, dealer, or corporation that owns 50% or more of the voting stock of a broker or dealer, and such services relate to the director’s, officer’s or employee’s professional capacity and constitute 20% or more of the professional revenues received by the director or 20% or more of the gross revenues received by the director’s or member’s firm or partnership; or (vi) has a consulting or employment relationship with or provides professional services to the NASD, NASD Regulation, Inc. (NASDR), Nasdaq, or the American Stock Exchange LLC (“Amex”) or has had any such relationship or provided such services at any time within the prior three years.

•	Non-Industry Director means a director who is not a Nasdaq employee and who is (i) a Public Director; (ii) an Issuer Representative; or (iii) any other individual who would not be an Industry Director.

•	Public Director means a director who has no material business relationship with a broker or dealer or the NASD, NASDR, or Nasdaq and does not meet the definition of Industry Director.

Information With Respect to Director Nominees

Listed below are the nominees for Class 2 and Class 3 directors. The information for each nominee include his or her principal occupation, business experience and current public directorships, if any, the age as of the date of this proxy statement, and the year was first elected a director of Nasdaq. Each nominee, if elected, will serve for a one-year term expiring at the 2007 annual meeting and upon their successors being duly elected and qualified.

We are obligated by the terms of a securityholders agreement dated April 22, 2005 between Nasdaq and Hellman & Friedman to nominate and generally use best efforts to cause the election to the Nasdaq board of one individual designated by Hellman & Friedman. Mr. Healy has been designated by Hellman & Friedman as its candidate and has been nominated to the Nasdaq board. Our board of directors has determined that each of the nominees is considered independent of Nasdaq pursuant to the standards of independence applicable to companies listed on The Nasdaq National Market.

Unless authority is withheld, proxies in the accompanying form will be voted in favor of electing the nominees as Class 2 and Class 3 directors of Nasdaq. If your proxy is executed in such a manner as to withhold authority to vote for one or more nominees for director, the persons named as proxies will follow your instructions.

Name	Age	Class	Classification	Director Since
Michael Casey	60	3	Non-Industry	2001
Daniel Coleman	41	2	Industry	2005
Jeffrey N. Edwards	45	3	Industry	2004
Lon Gorman	57	3	Industry	2003
Patrick J. Healy	39	2	Non-Industry	2004
Merit E. Janow	47	2	Public Director	2005
John D. Markese	60	3	Public Director	1996
Thomas F. O’Neill	59	3	Industry	2003
James S. Riepe	62	3	Non-Industry	2003
Thomas G. Stemberg	57	2	Non-Industry	2002
Deborah L. Wince-Smith	55	3	Public Director	2004

Nominees

Michael Casey was elected to the board of directors in January 2001. Mr. Casey has served as Executive Vice President, Chief Financial Officer, and Chief Administrative Officer of Starbucks Corporation, a leading roaster and retailer of specialty coffee, since September 1997. Prior to his current position, Mr. Casey served as Senior Vice President and CFO of Starbucks from August 1995 to September 1997.

Daniel Coleman was elected to the board of directors in May 2005. Mr. Coleman has served as Joint Global Head of Equities at UBS Securities LLC, a broker-dealer subsidiary of UBS AG, since July 2005. Mr. Coleman is a member of the UBS Group Managing Board and Investment Bank’s Management Committee. Mr. Coleman has been with UBS Investment Bank and its predecessor firms since 1986 and has held several executive management positions, including Head of Equities for the Americas from October 2004 to July 2005 and Head of Equities Trading from June 2000 to October 2004. Previously, he served as Head of Client Trading from September 1997 to June 2000. Mr. Coleman serves on the board of The Options Clearing Corporation and is a former member of the Nasdaq Quality of Markets Committee.

Jeffrey N. Edwards was elected to the board of directors in May 2004. Mr. Edwards has served as Senior Vice President and Chief Financial Officer of Merrill Lynch & Co., Inc., a global financial services firm, since March 2005. Prior to assuming this role, Mr. Edwards served as Senior Vice President and Head of Investment Banking for the Americas since September 2004. Mr. Edwards is also a member of Merrill Lynch’s Operating Committee. Previously, he served as Head of the Global Capital Markets & Financing Group from September 2003 to September 2004 and as Co-Head of Global Equity Markets from October 2001 to September 2003. He joined Merrill Lynch in 1987 as an associate in investment banking.

Lon Gorman was elected to the board of directors in May 2003. Mr. Gorman is the retired Vice Chairman of The Charles Schwab Corporation, a holding company whose subsidiaries engage in securities brokerage and financial services. Mr. Gorman served as Vice Chairman of The Charles Schwab Corporation from July 1999 until November 2004, and served as President of Charles Schwab Institutional and Asset Management and President of Schwab Capital Markets L.P. Mr. Gorman serves on the board of directors of NYFIX, Inc.

Patrick J. Healy has been a member of the board of directors since February 2004. Mr. Healy is a Managing Director of Hellman & Friedman LLC and CEO of Hellman & Friedman Europe, Ltd., a private equity investment firm. Mr. Healy joined Hellman & Friedman in 1994, serving as Managing Director since January 1999 and previously as Principal from July 1994. Mr. Healy serves on the board of directors of DoubleClick, Inc., Mondrian Investment Partners, Ltd. and ProSiebenSat 1 A.G.

Merit E. Janow was elected to the board of directors in May 2005. Professor Janow has been a Professor at Columbia University’s School of International and Public Affairs (SIPA) since 1994. Professor Janow teaches advanced courses in international trade, World Trade Organization (WTO) law, comparative and antitrust law at Columbia Law School, and international economic policy at SIPA. Professor Janow is also one of seven Members of the WTO’s Appellate Body. Since 2001, Professor Janow has served on the board of directors of the Capital Income Builder Fund and the World Growth and Income Fund of the American Funds family. For both funds, she serves on the audit, proxy, and contracts committees.

John D. Markese was elected to the board of directors in May 1996. Dr. Markese served on the NASD Board of Governors from 1998 to 2002. Dr. Markese has been President and CEO of the American Association of Individual Investors, a not-for-profit organization providing investment education to individual investors, since 1992.

Thomas F. O’Neill was elected to the board of directors in May 2003. Mr. O’Neill is a founding principal of Sandler O’Neill & Partners, L.P., an investment bank, which was founded in 1988. Mr. O’Neill is also a director of Misonix, Inc and Archer-Daniel-Midland Company. Mr. O’Neill serves as chairman of the audit committee of Archer-Daniel-Midland Corporation and as a member of the audit committee of Misonix.

James S. Riepe was elected to the board of directors in May 2003. Mr. Riepe has served as Vice Chairman of the Board of Directors of T. Rowe Price Group, Inc., an investment management firm, since April 1997. He is also Chairman of the T. Rowe Price Mutual Funds. On January 1, 2006, Mr. Riepe retired from active management at T. Rowe Price and will retire from the T.R. Price Group board of directors in April 2006. Previously, he served on the firm’s management committee and was responsible for overseeing the firm’s mutual fund activities, including U.S. and global marketing and service operations. Mr. Riepe joined T. Rowe Price in 1982 as a Vice President and Director of the firm. Mr. Riepe also serves on the board of directors of Genworth Financial.

Thomas G. Stemberg was elected to the board of directors in May 2002. Mr. Stemberg has been a Venture Partner with Highland Capital Partners, Inc., a private equity firm since March 2005. From February 2004 to March 2005, Mr. Stemberg served as non-executive Chairman of Staples, Inc., an office supply superstore retailer. From February 1988 to March 2005, Mr. Stemberg served as Chairman of Staples. He served as CEO of Staples from January 1986 to February 2002. Mr. Stemberg serves on the board of directors of PETsMART, Inc., Polycom, Inc., and CarMax, Inc.

Deborah L. Wince-Smith was elected to the board of directors in May 2004. Since December 2001, Ms. Wince-Smith has been the President of the Council on Competitiveness, a non-profit organization focused on productivity and economic growth policy issues. She joined the Council in February 1993 as a Senior Fellow and Independent Consultant. Ms. Wince-Smith also serves as chair of the Secretary of Commerce’s Strengthening America’s Communities Initiative Federal Advisory Committee. From 1989 to 1993, Ms. Wince-Smith served as the Assistant Secretary for Technology Policy in the Department of Commerce Technology Administration.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS NAMED HEREIN.

Information With Respect to the Other Directors

The Class 1 directors listed below have terms expiring at the 2007 annual meeting of stockholders and upon their successors being duly elected and qualified. We are obligated by the terms of a securityholders agreement between Nasdaq and Silver Lake entities to nominate and generally use best efforts to cause the election to the board of directors of one individual designated by Silver Lake II TSA, L.P. subject to certain conditions. Glenn H. Hutchins was designated by Silver Lake II TSA, L.P. as this individual.

Listed below are the continuing directors. The information for each nominee include his or her principal occupation, business experience and current public directorships, if any, the age as of the date of this proxy statement, and the year was first elected a director of Nasdaq.

Name	Age	Class	Classification	Director Since
H. Furlong Baldwin	74	1	Public Director	2000
Robert Greifeld	48	1	Staff Director	2003
Glenn H. Hutchins	50	1	Industry	2005
Arvind Sodhani	52	1	Non-Industry	1997

H. Furlong Baldwin was elected non-executive Chairman of the board of directors effective May 2003 and has been a member of the board of directors since July 2000. Mr. Baldwin also served as a member of NASD board from 1999 until 2003. Mr. Baldwin served as Chairman and Chief Executive Officer of the Mercantile Bankshares Corporation, a multi-bank holding company, from April 1976 until March 2001. Mr. Baldwin retired as Chairman and member of the Mercantile Board of Directors in March 2003. Mr. Baldwin joined Mercantile-Safe Deposit & Trust Company in 1956 and was elected President in 1970 of Mercantile-Safe Deposit & Trust Company and Mercantile Bankshares Corporation and Chairman and CEO in 1976. Mr. Baldwin serves on the board of directors of W.R. Grace & Co., Platinum Underwriters Holdings, Ltd., and Allegheny Energy, Inc.

Robert Greifeld was elected to the board of directors and appointed President and Chief Executive Officer of Nasdaq in May 2003. Prior to joining Nasdaq, Mr. Greifeld was an Executive Vice President at SunGard Data Systems, Inc., a global provider of integrated software and processing solutions for financial services and a provider of information availability services. Mr. Greifeld joined SunGard in 1999 through SunGard’s acquisition of Automated Securities Clearance, Inc., where from 1991-1999, Mr. Greifeld was the Chief Operating Officer.

Glenn H. Hutchins was elected to the board of directors in May 2005. Mr. Hutchins is a Managing Director of Silver Lake Partners, a private equity firm that he co-founded in January 1999. Mr. Hutchins is a director of Instinet Incorporated, Seagate Technology and TD Ameritrade Holding Corporation and is also the Chairman of the Board of SunGard Capital Corp. Mr. Hutchins serves as the Chairman of the strategic and financial transactions and nominating, and corporate governance committees for Seagate and also serves on the compensation committee for TD Ameritrade. Mr. Hutchins is the Chairman of the executive committee and serves on the nominating and corporate governance committee of SunGard Capital Corp.

Arvind Sodhani was elected to the board of directors in January 1997. From July 2000 to December 2000, Mr. Sodhani served as a non-voting member of the board of directors. Mr. Sodhani served as a member of NASD board from 1998 to 2003. Mr. Sodhani is Senior Vice President, of Intel Corporation, a semiconductor manufacturer of chips and computer networking products, since February 2005. Mr. Sodhani also serves as President of Intel Capital, Intel’s strategic management arm, since March 2005. Mr. Sodhani joined Intel in 1981 and served as Vice President and Treasurer from 1990 to February 2005.

Board and Committee Meetings

The Nasdaq board held thirteen meetings during the year ended December 31, 2005. None of the current directors other than Mr. Sodhani attended fewer than 75% of the meetings of the board and those committees on which the director served during the 2005 calendar year.

Board Committees

Pursuant to Nasdaq’s by-laws, the board of directors has established seven standing committees, which are described below. Each committee has adopted a charter, which is available on Nasdaq’s website at http://ir.nasdaq.com/governance.cfm. In addition, the Nasdaq board may hire outside experts to assist it when necessary.

Executive Committee. Subject to the limitations in our by-laws, the Executive Committee has the general power and authority of the board of directors in the management of our business and affairs between meetings of the board of directors. Messrs. Baldwin, Casey, Markese, Greifeld and O’Neill currently serve on the Executive Committee. This committee did not meet during 2005.

Audit Committee. The Audit Committee oversees our financial reporting process on behalf of the Nasdaq board and reports the results of these activities to the board. This includes the systems of internal controls which management and the board of directors have established, our audit and compliance process and financial reporting. The Audit Committee, among other duties, engages the independent registered public accounting firm, pre-approves all audit and non-audit services provided by the independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, and considers the compatibility of any non-audit services provided by the independent registered public accounting firm. The Audit Committee also reviews the independence of the independent registered public accounting firm. Messrs. Markese, Casey, and Gorman currently serve on the Audit Committee. Audit Committee members must meet the independence standards for audit committees of companies listed on The Nasdaq National Market and the Nasdaq board has concluded that each member of the Audit Committee satisfies these independence standards. This committee met nine times during 2005.

Each member of the Audit Committee meets the standard for financial knowledge for audit committee members of the companies listed on The Nasdaq National Market. In addition, the board of directors has determined that each of Messrs. Casey and Markese is qualified as an audit committee financial expert within the meaning of SEC regulations and that each has accounting and related financial management expertise that meets the standard for “financial sophistication” set forth in NASD Rule 4350(d)(2)(A).

Management Compensation Committee. The Management Compensation Committee among other duties, reviews and recommends compensation and benefit plans for Nasdaq officers and staff, reviews base salary and incentive compensation for each officer whose base salary exceeds $200,000 or whose total annual compensation exceeds $400,000, administers the Nasdaq Equity Incentive Plan (Equity Plan) and Employee Stock Purchase Plan (ESPP) and reviews annually with the board of directors the performance of our Chief Executive Officer. Messrs. Casey, Gorman, Hutchins, Sodhani, Stemberg and Ms. Wince-Smith currently serve on the Management Compensation Committee. Each member of the Management Compensation Committee is independent, as required by the Nasdaq Marketplace Rules. This committee met nine times during 2005.

Nominating Committee. The Nominating Committee has the authority to identify and nominate candidates for vacancies on the Nasdaq board. Nominations for directors to be elected by the stockholders are made by the Nominating Committee, or may be made by a stockholder. If a director position becomes vacant because of death, disability, disqualification, removal, resignation or increase in the number of directors, the Nominating Committee will nominate, and the board of directors will elect by majority vote, a person satisfying the classification (Industry, Non-Industry or Public Director), if applicable, for the directorship to fill such vacancy, except that if the remaining term is not more than six months, no replacement is required. The current members of the Nominating Committee are: Edward T. Alter, Betsy S. Atkins, Nicholas E. Calio, Joseph A. Grundfest, Bernard L. Madoff and Hedi S. Reynolds. This committee met one time during 2005.

Nasdaq’s by-laws require that no more than three current members of the Nasdaq board and two industry members may serve on the Nominating Committee. Our by-laws also require that only current board members who are not standing for reelection may serve on the Nominating Committee. None of the members of the Nominating Committee currently serve on the board of directors. Each member of the Nominating Committee is independent of Nasdaq pursuant to the standards of independence applicable to members of the nominating committees of companies listed on The Nasdaq National Market. The Nasdaq board appoints the members of the Nominating Committee and will consider candidates recommended by stockholders, directors, officers and other sources, including third party search firms. In evaluating Nominating Committee candidates, the Nasdaq board considers the candidates’ willingness to participate fully in the committee’s activities, the attributes of the candidates (including areas of expertise, experience background, integrity, available time commitment, diversity, and applicable laws, rules and regulations), the candidates’ ability to represent the interests of shareholders, public and investors, and the needs of the Nominating Committee. The board of directors reviews all candidates in the same manner, regardless of the source of the recommendation.

The Nominating Committee will consider director candidates recommended by stockholders, directors, officers and other sources, including third party search firms. In evaluating candidates, the Nominating Committee considers the candidates’ willingness to participate fully in board activities including active membership on board committees, the attributes of the candidates (including areas of expertise, experience, background, integrity, available time commitment, diversity, and applicable laws, rules and regulations) and the needs of the Nasdaq board—including financial expertise referred to in SEC regulations and Nasdaq’s listing standards—and will review all candidates in the same manner, regardless of the source of the recommendation.

Finance Committee. The Finance Committee advises the board of directors with respect to the oversight of our financial operations and conditions, including recommendations for our annual operating and capital budgets. Messrs. Stemberg, Edwards, Greifeld, Healy, Hutchins, O’Neill and Riepe and Ms. Janow currently serve as voting members of the Finance Committee. This committee met seven times during 2005.

Corporate Governance Committee. The responsibilities of the Corporate Governance Committee include: annually evaluating the effectiveness of the board of directors and Nasdaq senior management (including evaluating and making recommendations concerning the size, composition, selection and processes of the board of directors and its committees), reviewing assignments of directors to various committees and reviewing and advising the board of directors on corporate governance standards and best practices to monitor and enhance our corporate governance structure. Messrs. Baldwin, Markese and Stemberg currently serve on the Corporate Governance Committee. This committee met four times during 2005. See “Nasdaq Corporate Governance Guidelines and Codes of Ethics” for a discussion of our corporate governance policies and code of ethics.

Policy Committee. The Policy Committee has the authority to review and recommend action on proposed rule changes to the board of directors. Messrs. Edwards, Gorman, Coleman, Healy, Riepe and Ms. Wince-Smith currently serve on the Policy Committee. This committee met six times during 2005.

Nasdaq Board Attendance at Annual Meeting

It is the policy of Nasdaq to encourage all directors to attend the annual meeting. In 2005, sixteen members of the Nasdaq board attended the annual meeting.

Director Compensation

Annual non-employee director compensation is based upon a compensation year beginning and ending in May. Employee directors do not receive compensation for serving on the board of directors. In March 2006, the Management Compensation Committee of the Nasdaq board approved modifications to the Board Compensation Policy that will become effective May 23, 2006. The following table shows compensation for non-employee directors under the new policy as compared to the policy in place for the prior compensation year:

Compensation	May 2005- May 2006	May 2006- May 2007
Annual Board retainer	$50,000	$50,000
Annual equity award		$50,000
Annual committee chair compensation	$15,000	$15,000
Annual audit committee compensation	$5,000	$5,000
Annual retainer for Board Chairman	$150,000	$150,000
Meeting Attendance Fee (per meeting)		$1,000
Committee Meeting Attendance Fee (per meeting)		$500

Each non-employee director may elect to receive the annual board retainer in cash, payable in equal quarterly installments, shares of restricted stock or a combination of one-half in restricted stock and one-half in cash. The annual equity award and any restricted shares elected as part of the annual retainer will be awarded automatically to directors on the date of the annual stockholders meeting immediately following election and appointment to the board and will vest two years from the date of grant. The number of shares of restricted stock to be awarded is calculated based on the closing price of the common stock on the date prior to the grant. Unvested shares are forfeited in certain circumstances upon termination of the director’s service on the Nasdaq board.

The payments to committee chairs and members of the Audit Committee are made in lump sum cash payments at the beginning of the annual compensation cycle in May. Board and committee meeting fees will be paid in arrears on a quarterly basis. Directors do not receive retirement, health or life insurance benefits. One incumbent director elected to waive compensation for services rendered for 2005.

PROPOSAL II

RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Nasdaq board has selected Ernst & Young LLP as independent registered public accounting firm to audit Nasdaq’s financial statements for fiscal year 2006. Ernst & Young has audited Nasdaq’s financial statements since fiscal year 1986. Representatives of Ernst & Young are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The table below shows the amount of fees we paid Ernst & Young for fiscal years 2005 and 2004. Details of the fees are based on the categories provided by the SEC auditor independence disclosure rules that became effective in 2003:

	2005	2004
Audit fees*	$2,935,590	$2,307,100
Audit-related fees	622,714	278,314

Audit and audit-related	3,558,304	2,585,414
Tax fees	36,450	100,000
All other fees	—	—

Total**	$3,594,754	$2,685,414

*	Increase primarily related to regulatory filings associated with Nasdaq’s acquisition of Instinet, additional statutory audits performed in 2005, accounting consultations and attestation procedures.
**	Fees exclude services provided to non-profit entities of The Nasdaq Stock Market, Inc., and services provided in relation to Nasdaq’s role as the Securities Information Processor under the Unlisted Trading Privileges Plan and the audit of the Nasdaq-100 Trust, Series 1, and the trust for the Nasdaq-100 Index Tracking Stock, also known as the “QQQ.”

Audit fees primarily represent the audit of our annual financial statements and the review of our Form 10-K and quarterly reports on Form 10-Q, accounting consultations on matters addressed during the audit or interim reviews and internal control attestation and reporting requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Audit-related fees primarily represent acquisition due diligence services and the employee benefit plan audit in 2005 and assurance and consultations on our Section 404 internal control program design and employee benefit plan audit in 2004. Tax fees represent preparation of tax returns for expatriate employees.

Nasdaq also incurred fees to PricewaterhouseCoopers LLP for fiscal year ended 2005, totaling $265,187. These fees represent audit fees for INET ECN for the year ended December 31, 2005. The results of INET ECN have been included in the consolidated Nasdaq results for the period December 8, 2005, the date we completed the acquisition of the INET ECN subsidiary, through December 31, 2005. Pricewaterhouse was the independent registered public accounting firm for Instinet including the INET ECN subsidiary prior to the acquisition and, given their historical knowledge, the Nasdaq Audit Committee chose to continue the relationship through the remainder of 2005.

Nasdaq also incurred fees to Deloitte & Touche LLP for fiscal year ended 2004, totaling $226,750. On September 7, 2004, we completed the acquisition of Toll Associates LLC and affiliated entities which include Brut, LLC from SunGard Data Systems Inc. These fees represent audit fees on the consolidated financial statements of Toll Associates as of December 31, 2004 and for the period September 7, 2004 through December 31, 2004. Deloitte & Touche was the independent registered public accounting firm for Toll Associates prior to the acquisition and, given their historical knowledge, our Audit Committee chose to continue the relationship through the remainder of 2004.

Under the Sarbanes-Oxley Act, the Audit Committee of Nasdaq’s board is responsible for the appointment, compensation and oversight of the services provided by Nasdaq’s independent registered public accounting firm. The Audit Committee is required to pre-approve both audit and non-audit services performed by Nasdaq’s independent registered public accounting firm, and the Audit Committee approved all such services in 2005 and 2004. See also “Audit Committee Report.”

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS NASDAQ’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2006.

OTHER BUSINESS

The Nasdaq board knows of no business other than the matters described in this proxy statement that will be presented at the annual meeting. To the extent that matters not known at this time may come before the annual meeting, absent instructions thereon to the contrary, the enclosed proxy will confer discretionary authority with respect to such other matters as may properly come before the meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such other matters.

EXECUTIVE OFFICERS OF NASDAQ

The executive officers of Nasdaq are as follows:

Name	Age	Position
Robert Greifeld	48	Chief Executive Officer and President
Bruce Aust	42	Executive Vice President—Corporate Client Group
Christopher R. Concannon	38	Executive Vice President—Transaction Services
Anna M. Ewing	45	Executive Vice President Operations & Technology and Chief Information Officer
Adena T. Friedman	36	Executive Vice President—Corporate Strategy and Data Products
Ronald Hassen	54	Senior Vice President, Controller, Principal Accounting Officer and Treasurer
John L. Jacobs	47	Executive Vice President of Nasdaq Financial Products and Chief Marketing Officer
Edward S. Knight	55	Executive Vice President and General Counsel
David P. Warren	52	Executive Vice President—Chief Financial Officer

Robert Greifeld, a member of the Nasdaq board, was appointed our President and Chief Executive Officer in May 2003. Prior to joining us, Mr. Greifeld was an Executive Vice President at SunGard Data Systems, Inc., a global provider of integrated software and processing solutions for financial services and a provider of information availability services. Mr. Greifeld joined SunGard in 1999 through SunGard’s acquisition of Automated Securities Clearance, Inc., where from 1991-1999, Mr. Greifeld was the Chief Operating Officer.

Bruce Aust has served as Executive Vice President of the Corporate Client Group since July 2003. Previously, Mr. Aust served as Executive Director and Vice President of the Corporate Client Group. Before joining Nasdaq in 1998, Mr. Aust served 12 years at Fidelity Investments in a variety of sales, trading and management positions in Dallas, Boston, Los Angeles and San Francisco.

Christopher R. Concannon has served as Executive Vice President of Transaction Services since October 2003 and joined Nasdaq as Executive Vice President of Strategy and Business Development in May 2003. Before joining Nasdaq, Mr. Concannon worked from 2002 to 2003 at Instinet, a holding company that operated an alternative trading system and whose subsidiaries provided global agency and other brokerage services. Mr. Concannon served most recently as President of Instinet Clearing Services, Inc. From 1999 to 2002, Mr. Concannon worked at Island ECN, Inc., an alternative trading system, in several positions including Special Counsel and Vice President of Business Development. Mr. Concannon was an associate attorney at Morgan, Lewis and Bockius, LLP from 1997 to 1999.

Anna M. Ewing was promoted to Executive Vice President of Operations & Technology and Chief Information Officer in December 2005. Previously, she served as Senior Vice President of Technology Services in Nasdaq’s Operation & Technology Group since October 2000. Before joining Nasdaq, Ms. Ewing was Managing Director, Electronic Commerce at CIBC World Markets in New York.

Adena T. Friedman has served as Executive Vice President of Data Products since January 2002 and oversees our Market Information Services. In October 2003, Ms. Friedman assumed additional responsibilities as head of Corporate Strategy. Previously, Ms. Friedman served as Senior Vice President of Nasdaq Data Products from January 2001 to January 2002, Vice President of OTC Bulletin Board, Mutual Fund Quotation Service and NasdaqTrader.com from January 2000 to January 2001, Director of OTC Bulletin Board and Mutual Fund Quotation Service from August 1997 to January 2000 and Marketing Manager overseeing our marketing efforts to broker-dealers from April 1995 to August 1997. Ms. Friedman joined Nasdaq in 1993.

Ronald Hassen has served as Senior Vice President and Controller since March 2002, Principal Accounting Officer since May 2002 and Treasurer since November 2002. Prior to joining Nasdaq, Mr. Hassen served as Controller of Deutsche Bank North America from June 1999, after its acquisition of Bankers Trust Company. Mr. Hassen joined Bankers Trust in 1989, serving most recently as Principal Accounting Officer from 1997 until the company’s acquisition by Deutsche Bank.

John L. Jacobs has served as Executive Vice President of Nasdaq Financial Products and Chief Marketing Officer since July 2002 and oversees our Financial Products business and various marketing activities. Mr. Jacobs also serves as CEO of Nasdaq Global Funds, Inc. and Chairman of Nasdaq Financial Product Services Ireland Limited. Previously, Mr. Jacobs served as Senior Vice President of Worldwide Marketing and Financial Products from January 2000 until July 2002 and as Vice President of Investor Services and Worldwide Marketing from January 1997 until January 2000. Mr. Jacobs joined Nasdaq in 1983.

Edward S. Knight has served as Executive Vice President and General Counsel since October 2000. Previously, Mr. Knight served as Executive Vice President and Chief Legal Officer of NASD from July 1999 to October 2000. Prior to joining NASD, Mr. Knight served as General Counsel of the U.S. Department of the Treasury from September 1994 to June 1999.

David P. Warren, has served as Executive Vice President since January 2001 and Chief Financial Officer since September 2001. Mr. Warren oversees finance and all administrative services including real estate, property management and purchasing. Prior to his current position, Mr. Warren was CFO of the Long Island Power Authority from 1998 to 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes show information regarding the beneficial ownership of our voting securities as of April 13, 2006 by:

•	each person who is known by us to own beneficially more than 5% of our voting securities;

•	each director and nominee director;

•	our CEO and the four most highly compensated executive officers other than the CEO, who were serving as executive officers at the end of 2005 (collectively, the “named executive officers”); and

•	all directors, nominee directors and executive officers as a group.

Except as otherwise indicated, we believe that the beneficial owners listed below, based on information furnished by such owners, will have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days are considered outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. As of April 13, 2006, 93,363,675 shares of common stock were outstanding (including shares of restricted common stock entitled to vote at the annual meeting).

In addition to NASD’s beneficial ownership of our common stock described in the following table, NASD owns one share, or 100%, of our Series D cumulative preferred stock. The one outstanding share of Series D stock issued to NASD ensures that NASD maintains voting control until we are no longer required to operate under NASD’s self-regulatory organization license.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class
Hellman & Friedman Capital Partners IV, L.P.(1) H&F International Partners IV-A, L.P. H&F International Partners IV-B, L.P. H&F Executive Fund IV, L.P. One Maritime Plaza, 12th Floor San Francisco, CA 94111	24,594,650	20.9%
National Association of Securities Dealers, Inc.(2) 1735 K Street, N.W. Washington, D.C. 20006	14,201,625	15.2%
Silver Lake Partners II TSA, L.P.(3) Silver Lake Technology Investors II, L.P. Silver Lake Partners TSA, L.P. Silver Lake Investors, L.P. 2725 Sand Hill Road, Suite 150 Menlo Park, CA 94025	12,702,857	12.0%
Wellington Management Company, LLP(4) 75 State Street Boston, MA 02109	11,416,146	12.2%
H. Furlong Baldwin(5)	18,698	*
Michael Casey(6)	21,823	*
Daniel Coleman(7)	—	—
Jeffrey N. Edwards(8)	5,286	*
Lon Gorman(9)	5,612	*
Patrick J. Healy(1)	—	—

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class
Glenn H. Hutchins(3)	3,032	*
Merit E. Janow(10)	1,516	*
John D. Markese(11)	29,927	*
Thomas F. O’Neill(12)	1,516	*
James S. Riepe(13)	3,021	*
Arvind Sodhani(14)	—	—
Thomas G. Stemberg(15)	24,667	*
Deborah L. Wince-Smith(16)	1,516	*
Robert Greifeld(17)	2,300,000	2.4%
Christopher R. Concannon(18)	152,451	*
Adena T. Friedman(19)	101,023	*
Edward S. Knight(20)	90,939	*
David P. Warren(21)	122,705	*
All directors and executive officers of Nasdaq as a group (23 persons)	3,278,126	3.4%

*	Represents less than 1%.
(1)	Hellman & Friedman Capital Partners IV, L.P., H&F International Partners IV-A, L.P., H&F International Partners IV-B, L.P. and H&F Executive Fund IV, L.P. collectively beneficially own (1) $60 million in aggregate principal amount of Series A Notes, (2) Series A warrants to purchase 646,552 shares of common stock at an exercise price of $14.50 per share, (3) $240 million aggregate principal amount of Series B notes, (4) Series B warrants to purchase 2,753,448 shares of common stock at an exercise price of $14.50 per share, (5) 500,000 shares of common stock and (6) 5,000 vested options held by one of our former directors for the benefit of the H&F entities (collectively, the “H&F securities”). The Series A notes will be convertible into 4,137,928 shares of common stock and the Series B notes will be convertible into 16,551,722 shares of common stock, in each case subject to adjustment, in general, for any stock split, dividend, combination, recapitalization or other similar event. Hellman & Friedman Capital Partners IV, L.P. holds $48,365,842 in aggregate principal amount of Series A notes, a Series A warrant to purchase 521,184 shares of common stock, $193,463,369 in aggregate principal amount of Series B notes and a Series B warrant to purchase 2,219,547 shares of common stock. H&F International Partners IV-A, L.P. holds $7,939,487 in aggregate principal amount of Series A notes, a Series A warrant to purchase 85,555 shares of common stock, $31,757,949 in aggregate principal amount of Series B notes and a Series B warrant to purchase 364,349 shares of common stock. H&F International Partners IV-B, L.P. holds $2,618,946 in aggregate principal amount of Series A notes, a Series A warrant to purchase 28,221 shares of common stock, $10,475,784 in aggregate principal amount of Series B notes and a Series B warrant to purchase 120,186 shares of common stock. H&F Executive Fund IV, L.P. holds $1,075,725 in aggregate principal amount of Series A notes, a Series A warrant to purchase 11,592 shares of common stock, $4,302,898 in aggregate principal amount of Series B notes and a Series B warrant to purchase 49,366 shares of common stock. H&F Investors IV, LLC is the general partner of each of the H&F Entities. The investment decisions of each of the H&F Entities are made by the investment committee of H&F Investors IV, LLC, which exercises voting and dispositive power over the H&F securities. Patrick Healy is a managing director of H&F Investors IV, LLC and a member of the investment committee. Mr. Healy disclaims beneficial ownership of the securities described above except to the extent of his indirect pecuniary interest therein. Holders of the Series A and Series B notes are entitled to the number of votes equal to the number of shares of common stock that could be acquired upon conversion of such holder’s Series A and Series B notes on the applicable record date, subject to the 5% voting limitation contained in Nasdaq’s restated certificate of incorporation.
(2)

Represents (a) 3,712,983 shares of common stock underlying voting trust certificates sold by NASD upon the exercise of warrants issued by NASD and (b) 10,488,642 shares of common stock underlying unexercised warrants issued by NASD. Until Nasdaq meets SEC conditions to operate as an exchange, the shares of Nasdaq common stock underlying the warrants are subject to a voting trust agreement whereby a voting trustee will vote all shares of Nasdaq common stock underlying unexpired and unexercised warrants, as directed by NASD. Additionally, until the earlier to occur of Nasdaq meeting such conditions or the effectiveness of a registration statement filed by Nasdaq with the SEC registering the resale of shares of common stock underlying voting trust certificates sold upon exercise of warrants, the voting trustee will vote all such shares of common stock underlying voting trust certificates sold upon the exercise of warrants, as directed by NASD. Therefore, while NASD no longer has an economic interest in the shares of common stock underlying voting trust certificates sold upon the exercise of warrants, it retains the voting rights of such shares until the earlier to occur of Nasdaq meeting SEC conditions to operate as an exchange or the effectiveness of a registration statement with respect to such shares.

(3)	Glenn H. Hutchins owns 3,032 shares of restricted common stock granted pursuant to the Equity Plan, 100% of which vest on May 25, 2007. Mr. Hutchins is a managing director of each of: (i) Silver Lake Technology Associates II, L.L.C., which is the general partner of each of Silver Lake Partners II TSA, L.P. and Silver Lake Technology Investors II, L.P. and (ii) Silver Lake Technology Associates, L.L.C., which is the general partner of each of Silver Lake Partners TSA, L.P. and Silver Lake Investors, L.P. Mr. Hutchins disclaims beneficial ownership of the Series A notes and the Series A warrants held by Silver Lake Partners II TSA, L.P., Silver Lake Technology Investors II, L.P., Silver Lake Partners TSA, L.P. and Silver Lake Investors, L.P. Silver Lake Partners II TSA, L.P. holds $119,843,370 in aggregate principal amount of the Series A notes and a Series A warrant to purchase 1,291,415 shares of common stock. Silver Lake Technology Investors II, LP. holds $167,040 in aggregate principal amount of the Series A notes and a Series A warrant to purchase 1,800 shares of common stock. Silver Lake Partners TSA, L.P. holds $20,769,568 in aggregate principal amount of the Series A notes and a Series A warrant to purchase 223,810 shares of common stock. Silver Lake Investors, L.P. holds $584,611 in aggregate principal amount of the Series A notes and a Series A warrant to purchase 6,300 shares of common stock. In addition, the Silver Lake entities may be deemed to beneficially own 1,125,000 shares of common stock and warrants to purchase 281,250 shares of common stock owned by Instinet LLC and 24,000 shares of common stock owned by Instinet Clearing, which, along with Instinet LLC, was acquired by affiliates of the Silver Lake entities in December 2005. The Silver Lake entities and Mr. Hutchins disclaim beneficial ownership of such securities, except to the extent of any indirect pecuniary interest therein. Holders of the Series A notes are entitled to the number of votes equal to the number of shares of common stock that could be acquired upon conversion of such holder’s Series A notes on the applicable record date, subject to the 5% voting limitation contained in Nasdaq’s restated certificate of incorporation.
(4)	Wellington Management Company, LLP is an investment advisor that beneficially owns 11,416,146 shares of our common stock. Wellington Management is entitled to the number of votes equal to the number of shares of common stock that it owns, subject to the 5% voting limitation contained in Nasdaq’s restated certificate of incorporation.
(5)	Represents 5,000 vested options to purchase common stock issued under the Equity Plan and 13,698 shares of restricted stock issued under the Equity Plan, 3,125 of which vested on May 7, 2005, 7,541 of which vest on June 25, 2006, and 3,032 of which vest on May 25, 2007. Under the terms of the Equity Plan, Mr. Baldwin has the right to direct the voting of the restricted shares.
(6)	Represents 5,000 vested options to purchase common stock issued under the Equity Plan, and 16,823 shares of restricted stock issued under the Equity Plan, 6,250 of which vested on May 7, 2005, 7,541 of which vest on June 25, 2006, and 3,032 of which vest on May 25, 2007. Under the terms of the Equity Plan, Mr. Casey has the right to direct the voting of the restricted shares. Excludes shares of common stock owned by Starbucks Corporation, of which Mr. Casey is an officer. Mr. Casey disclaims beneficial ownership of such shares.
(7)	Excludes shares of common stocks and warrants owned by affiliates of UBS Investment Bank, of which Mr. Coleman serves as a managing director. Mr. Coleman disclaims beneficial ownership of such shares and warrants.
(8)	Represents 5,286 shares of restricted stock issued under the Equity Plan, of which 3,770 vest on June 25, 2006 and 1,516 of which vest on May 25, 2007. Under the terms of the Equity Plan, Mr. Edwards has the right to direct the voting of the restricted shares. Excludes shares of common stock and warrants to purchase common stock owned by Merrill Lynch and its affiliates, of which Mr. Edwards serves as Senior Vice President. Mr. Edwards disclaims beneficial ownership of such shares and warrants.

(9)	Represents 5,612 shares of restricted stock issued under the Equity Plan, 1,842 of which vested on June 11, 2005 and 3,770 of which vest on June 25, 2006. Under the terms of the Equity Plan, Mr. Gorman has the right to direct the voting of restricted shares.
(10)	Represents 1,516 shares of restricted stock issued under the Equity Plan, 100% of which vest on May 25, 2007. Under the terms of the Equity Plan, Ms. Janow has the right to direct the voting of the restricted shares.
(11)	Includes 5,000 vested options to purchase common stock issued under the Equity Plan, and 9,927 shares of restricted stock issued under the Equity Plan, 3,125 of which vested on May 7, 2005, 3,770 of which vest on June 25, 2006, and 3,032 of which vest on May 25, 2007. Under the terms of the Equity Plan, Mr. Markese has the right to direct the voting of the restricted shares. Includes 15,000 shares of common stock held by the John D. Markese Trust September 2, 1999, of which Mr. Markese is a trustee and beneficiary.
(12)	Represents 1,516 shares of restricted stock issued under the Equity Plan, 100% of which vest on May 25, 2007. Under the terms of the Equity Plan, Mr. O’Neill has the right to direct the voting of the restricted shares. Excludes shares of common stock and warrants to purchase common stock owned by Sandler O’Neill & Partners, L.P., of which Mr. O’Neill is a founding principal. Mr. O’Neill disclaims beneficial ownership of such shares and warrants.
(13)	Represents 3,021 shares of restricted stock issued under the Equity Plan, of which 100% vest on May 26, 2007. Excludes shares of common stock and warrants to purchase common stock owned by T. Rowe Price Group, Inc. and its affiliates, of which Mr. Riepe is Vice Chairman. Mr. Riepe disclaims beneficial ownership of such shares and warrants.
(14)	Excludes shares of common stock owned by Intel Corporation, of which Mr. Sodhani is an officer. Mr. Sodhani disclaims beneficial ownership of such shares.
(15)	Represents (a) 9,667 shares of restricted stock issued under the Equity Plan, 1,261 shares of which vested on January 29, 2005, 3,125 shares of which vested on May 7, 2005, 3,770 of which vest on June 25, 2006, and 1,511 of which vest on May 26, 2007 and (b) 15,000 shares of common stock purchased by Mr. Stemberg in open market transactions. Under the terms of the Equity Plan, Mr. Stemberg has the right to direct the voting of the restricted shares.
(16)	Represents 1,516 shares of restricted stock issued under the Equity Plan, 100% of which vest on May 25, 2007. Under the terms of the Equity Plan, Ms. Wince-Smith has the right to direct the voting of the restricted shares.
(17)	Includes (a) 1,000,000 options that are vested or vest within 60 days to purchase common stock issued under the Equity Plan, (b) 700,000 vested options to purchase common stock granted as an inducement award outside of the Equity Plan in accordance with the terms of Mr. Greifeld’s employment agreement, (c) 100,000 shares of restricted stock issued as an inducement award outside of the Equity Plan, 33,000 shares of which vested on each of May 12, 2004 and May 12, 2005, and 34,000 shares which vest on May 12, 2006, (d) 100,000 shares of restricted stock issued under the Equity Plan, of which 33,000 shares vested on May 12, 2005 and of which 33,000 will vest on May 12, 2006, and 34,000 shares will vest on May 12, 2007, (e) 100,000 shares of restricted stock issued under the Equity Plan, of which 33,000 shares vest on each of May 12, 2006 and May 12, 2007 and of which 34,000 shares vest on May 12, 2008 and (f) 300,000 shares of common stock issued to Mr. Greifeld upon exercise of vested options. Under the terms of his award agreements, Mr. Greifeld has the right to direct the voting of the restricted shares.
(18)	Represents 150,000 options that are vested or vest within 60 days to purchase common stock under the Equity Plan and an additional 2,451 shares of common stock purchase pursuant to the Nasdaq Employee Stock Purchase Plan, or ESPP.
(19)	Represents (a) 14,000 shares of common stock acquired upon exercise of vested stock options, (b) 75,698 vested options to purchase common stock issued under the Equity Plan, (c) 15,900 shares of restricted stock granted under the Equity Plan (of which Ms. Friedman sold 993 shares in payment of taxes and 4,957 shares in connection with a stock swap to exercise vested options), of which 1,350 shares vested on each of February 14, 2002, February 14, 2003, February 14, 2004, February 14, 2005 and February 14, 2006, 1,830 shares vested on each of February 14, 2003, February 14, 2004, February 14, 2005 and February 14, 2006 and of which 1,830 shares will vest on February 14, 2007 and (d) 1,375 shares of common stock purchased pursuant to the ESPP. Under the terms of the Equity Plan, Ms. Friedman has the right to direct the voting of the restricted shares.

(20)	Represents (a) 7,000 shares of common stock acquired upon exercise of vested stock options, (b) 62,700 vested options to purchase common stock issued under the Equity Plan, and (c) 15,900 shares of restricted stock granted under the Equity Plan (of which Mr. Knight sold 3,224 shares in payment of taxes and 2,478 shares in connection with a stock swap to exercise vested options), of which 3,180 shares vested on each of February 14, 2002, February 14, 2003, February 14, 2004, February 14, 2005 and February 14, 2006 and (d) an additional 11,041 shares of common stock purchased pursuant to the ESPP. Under the terms of the Equity Plan, Mr. Knight has the right to direct the voting of the restricted shares.
(21)	Represents (a) 14,000 shares of common stock acquired upon exercise of vested options, (b) 100,000 vested options to purchase common stock under the Equity Plan and (c) 15,900 shares of restricted stock issued under the Equity Plan (of which Mr. Warren sold 2,323 shares in payment of taxes and 4,872 shares in connection with a stock swap to exercise vested options), of which 3,180 shares vested on each of February 14, 2002, February 14, 2003, February 14, 2004, February 14, 2005 and 3,180 shares February 14, 2006. Under the terms of the Equity Plan, Mr. Warren has the right to direct the voting of the restricted shares.

EXECUTIVE COMPENSATION

Report of the Management Compensation Committee on Executive Compensation

The Management Compensation Committee of the Nasdaq board, composed entirely of independent directors, has overall responsibility for establishing and administering Nasdaq’s compensation, benefits and equity programs. Specifically, the Committee:

•	reviews and approves base salary and incentive compensation awards for officers of Nasdaq whose base salary is in excess of $200,000 and/or whose total annual cash compensation, including targeted incentive compensation, exceeds $400,000;

•	reviews and recommends to the Nasdaq board of directors approval of all compensation and benefit plans for officers and staff of Nasdaq;

•	reviews and approves performance goals for Nasdaq officers covered under the Executive Corporate Incentive Plan (ECIP);

•	reviews and approves all equity awards granted to officers and staff of Nasdaq greater than 10,000 shares. Equity awards of 100,000 shares or greater will be referred to the full board of directors for ratification upon Committee review and approval;

•	provides the Nasdaq board with quarterly reports on the distribution of equity awards.

Each member of the Committee qualifies as a “non-employee director” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The Committee met eight times in 2005 and met in executive session at five committee meetings.

General Compensation Philosophy

Nasdaq’s general continuing compensation philosophy is to provide a results based, total reward opportunity that firmly positions Nasdaq to attract, motivate and retain key executives and other key employees. Nasdaq works with external compensation consultants in order to ensure that we remain competitive with regard to compensation. Nasdaq approaches this objective through the following primary components:

•	Base Salary – Base salaries for officers and staff are reviewed on an annual basis and at the time of promotion or other increase in responsibilities. External compensation survey data is used to compare levels of compensation for individuals holding comparable positions at targeted peer group companies. Individual performance and retention risk are also taken into consideration when reviewing base salaries.

•

Incentive Compensation – Two performance-based incentive plans are currently in place at Nasdaq. All executive officers participate in the ECIP and eligible staff employees participate in the Corporate Incentive Plan (CIP). For both plans, individual and corporate goals are determined during the first quarter of the plan year. Objective performance goals allow bonus payouts of up to 200% of the target bonus in the event the actual results exceed the targets established. For this purpose, floor, target and ceiling achievement levels are developed as follows: performance at or below the floor results in no payment, performance at target results in payment of 100% of target and performance at or above ceiling results in payment of 200% of the target. Achievement amounts between the floor and ceiling result in incremental changes in bonus payouts on a straight-line basis. Achievement levels are tracked on a monthly basis throughout the year and final results are reported to the Committee by the Finance Department. The performance goals utilized in 2005 for determining the payment of cash incentive bonuses under the ECIP and CIP were: (1) Operating Income (pre-tax run rate); (2) individual and business unit strategic measures; and (3) Employee Satisfaction Index (management staff only)

determined by an annual business effectiveness survey. A more detailed discussion of these performance goals is presented in “Executive Compensation—Annual Cash Incentives” below. The Committee has approved sales incentive plans in order to appropriately compensate those employees who hold sales positions. Individuals participating in the ECIP and CIP are not eligible to participate in any sales incentive plans. All payments are subject to adjustment at the discretion of Nasdaq management and the Committee to ensure compliance with all applicable laws and high standards of regulatory and market integrity.

•	Long-Term Incentives – Equity awards are designed to align the interests of officers and staff with those of shareholders by rewarding outstanding performance and providing incentives to increase long-term shareholder value. Periodic grants of long-term stock-based compensation, such as restricted stock or stock options are subject to performance-based and/or time-based vesting requirements. Nasdaq stock ownership is also made attractive for eligible employees through an Employee Stock Purchase Plan (ESPP). Under the ESPP, shares of common stock may be purchased at six-month intervals at 85% of the lower of the fair market value on the first or the last day of each offering period. Employees may purchase shares having a value not exceeding 10% of their annual compensation, subject to applicable annual Internal Revenue Service limitations. Participation in the ESPP is voluntary. Approximately 33% of eligible employees participated in the ESPP in 2005.

Nasdaq Performance

The Committee believes that the most important measure of Nasdaq performance is the increase in long-term stockholder value, attained through the achievement of specific annual performance measures targeted in the ECIP. The Committee approved the 2005 incentive compensation awards for named executive officers shown in the Summary Compensation Table that follows this report. In making payments in respect to ECIP awards at the beginning of 2006, the Committee reviewed the 2005 corporate financial and strategic accomplishments as well as individual performance against goals for all executives. The 2006 parameters for ECIP were set in January 2006. The Committee believes that the grants of performance accelerated stock option (PASO) awards discussed below further aligns individual compensation with corporate performance and encourages long-term employment.

Executive Compensation

The Committee considers both quantitative and qualitative performance factors in making compensation decisions for executive officers of Nasdaq. The Committee also continues to solicit input from Nasdaq’s CEO and President regarding total compensation and equity for those executives who report directly to him. Mr. Greifeld and Mr. Knight are the only executive officers covered by employment agreements as discussed in “Employment Agreements.” A discussion of Mr. Greifeld’s compensation is contained later in this report.

Base Salaries. In determining base salaries of executive officers, a variety of factors are considered, including: individual performance and future potential, skills and prior experience, scope of responsibility and accountability within the organization, relevant external market pay level information encompassing all cash and equity compensation, and retention risk. Base salaries are normally reviewed on an annual basis; however, adjustments may occur at the time of notable changes in executive responsibility or in response to events that would impact the long-term retention of a key executive. In 2005, salary increases were approved for four executives, including one named executive officer. Ms. Friedman received an increase of $25,000, bringing her new salary to $325,000. The other three executives received an average increase of $25,000 or 8.3% of base salary. The remaining executive officers, including Mr. Greifeld, did not receive any increase in base salary in 2005. The Committee has reviewed base salaries for 2006 and has increased Mr. Greifeld’s base salary to $1,000,000 as of January 18, 2006. Some of the factors that the Committee considered when determining these increases in 2005 and 2006 were individual performance and peer comparison.

Annual Cash Incentives. Through annual cash incentives, a significant portion of total cash compensation is “at risk” and performance based. Annual cash incentives are generally paid to our named executive officers through the ECIP, which is intended to comply with the qualified performance based exception to the limitation on the deduction of compensation paid to certain key executives of Nasdaq pursuant to Section 162(m) of the Internal Revenue Code (Code). The ECIP is intended to provide annual incentives to certain key executives who make substantial contributions to Nasdaq, contingent upon continued employment and meeting certain company and individual business unit performance goals. Section 162(m) of the Code provides a limit of $1,000,000 on the amount of compensation that may be deducted by a public company in any year in respect of each of the CEO and the next four most highly paid executive officers. The Committee has endeavored and will continue to endeavor to utilize this exception to Section 162(m) to maximize the deductibility of compensation. However, in order to maintain flexibility in compensating executive officers and to attract needed leadership in exceptional circumstances, a policy that all compensation must be deductible has not been adopted and the Committee believes that such a policy is not in the best interests of Nasdaq or its stockholders.

The maximum award payable to any participant for any plan year will not exceed the greater of 3% of Nasdaq’s before tax net income or $3 million. In 2005, there were no guaranteed minimum cash incentives for any executive officer and none are expected for 2006. All payments are subject to adjustment at the discretion of Nasdaq to ensure compliance with all applicable laws and high standards of regulatory and market integrity.

The Nasdaq board has discretion under the ECIP to set annual performance goals to measure performance for purposes of payouts under the ECIP. The Board reconsiders which performance goals to use each year and may set performance goals from among the following list:

(a) Earnings per share of Nasdaq’s common stock;

(b) Revenue growth;

(c) Net income or net profits (before or after taxes);

(d) Return measures (including, but not limited to, return on assets or net assets, capital, equity, or sales);

(e) Cash flow (including, but not limited to, operating cash flow and free cash flow);

(f) Expense targets;

(g) Planning accuracy (as measured by comparing planned results to actual results);

(h) Market share

(i) Corporate reputation

(j) Business Effectiveness Survey Results

(k) Performance Measure (a) above as compared to various stock market indices; and

(l) Any Performance Measure in (a) through (k) above as compared to the performance of other companies.

In 2005, the common performance goal for all executives under the ECIP (and also under the CIP for other employees) was operating income (pre-tax run rate). Thirty percent of the target bonus opportunity for all executive officers, with the exception of Mr. Greifeld and David Warren, Nasdaq’s chief financial officer, was tied to this goal. The target bonus opportunity for Mr. Greifeld and Mr. Warren that was tied to operating income was 75% and 70%, respectively. The payout for the operating income portion of the target bonus opportunity was 200% because Nasdaq’s operating income (pre-tax run rate) for 2005 of $136.4 million exceeded the ceiling of $112.9 million. All executive officers covered by the ECIP (and all of Nasdaq’s managers under the CIP) had 10% of their target bonus opportunities tied to the results of the business effectiveness survey. Individual payouts varied for this performance goal based on the results of the survey. In addition, executive officers covered by the ECIP (and other Nasdaq managers under the CIP), other than Mr. Greifeld, had portions of their target bonus opportunities tied to cash flow, expense targets, market share and corporate reputation performance goals, collectively referred to as “business unit strategic measures.” The remaining 15% of Mr. Greifeld’s performance goals were tied to Nasdaq’s total revenues. Individual payouts for these performance goals also varied.

Long-term Incentives. In 2005, Mr. Greifeld was granted a restricted stock award, pursuant to the terms of his employment agreement as described in more detail below. A restricted stock award was also granted to another executive officer, who is not a named executive officer, in conjunction with her promotion to Executive Vice President. No other stock awards were granted to executive officers in 2005. In November 2004, executive officers, with the exception of Mr. Greifeld, were granted performance accelerated stock options. The PASOs granted were intended to cover 2005 and 2006 (except in the case of promotions or new hires). The Committee does not anticipate considering new stock awards for these executives until late 2006. PASOs are long term options under which the vesting of shares is accelerated or delayed upon the achievement of a certain annual corporate financial performance goal approved by the Nasdaq board. The Committee believes that PASOs encourage long-term employment because the shares “cliff” vest, meaning that no options may be exercised until all are exercisable. Accordingly, the PASO awards function both as performance-based incentive equity and as an executive retention tool. The performance measurement for this grant was 2005 operating income (pre-tax run rate), which exceeded the ceiling of $112.9 million. Therefore, the PASO awards granted in November 2004 will vest as to 50% on January 15, 2008, and 50% on January 15, 2009.

Change in Control Agreements

Prior to 2005, Nasdaq’s executive management team (with the exception of Mr. Greifeld and Mr. Knight, our general counsel) had not entered into any formal agreements with the company defining their financial arrangements in the event of termination resulting from a change in control. In 2005, the board of directors determined that it is in the best interest of Nasdaq and it’s shareholders that when exploring other business opportunities key executive officers have such agreements in place. We now have change in control agreements with seven of our current executive officers.

The change in control agreements would provide for enhanced severance benefits if, within one year following a change in control (as defined in the agreements) or in certain situations prior to a change in control, the executive officer’s employment is terminated for reasons other than for “cause” or the executive officer terminates their employment for “good reason” (as defined in the agreements). Benefits under these agreements will be provided only in the limited situation where Nasdaq is the target company. In addition, the executive officers likely would be eligible for a significant amount of these benefits, as determined by the Committee, in the event of termination even in the absence of change in control agreements. The terms of these agreements are discussed in “Employment Agreements.”

Pension Plans

Nasdaq provides both tax-qualified and a non-qualified savings and retirement plans. All eligible employees may participate in the tax qualified plans (both pension and savings). Participation by Nasdaq employees in the defined contribution tax-qualified 401(k) savings plan is approximately 96%. Nasdaq matches up to 4% of an employee’s eligible compensation to this plan during the year and may make an additional discretionary contribution to the plan as approved by the Nasdaq board on the Committee’s recommendation, which may vary with the financial performance of Nasdaq. No additional discretionary match was made with respect to 2005. In 2005, the Nasdaq board approved the termination of Nasdaq’s participation in the NASD Pension Plan and the establishment of the Nasdaq Pension Plan effective as of January 1, 2006.

Currently, the majority of executive officers participate in the Supplemental Executive Retirement Plan (SERP). The purpose of this plan is to attract, retain and encourage the productive efforts of a select group of senior executives who render valuable services to Nasdaq that constitute an important contribution toward Nasdaq’s continued growth and success. This plan provides supplemental retirement income to executive officers and their beneficiaries. See “Pension Plan Tables.” There have been no new participants in the SERP since May 2003.

Benefits and Perquisites

It is Nasdaq’s practice to provide benefits and perquisites to executive officers that mirror those offered to other employees. The benefits and perquisites that are available to officers at the level of Senior Vice President and above which are not available to other employees include eligibility to receive basic financial planning services and eligibility for executive health exams. In addition, Mr. Greifeld is also provided with a company car and driver for use when conducting company business. Use of the company car and driver for personal reasons is reported as income to Mr. Greifeld.

Compensation of the CEO and President

For 2005, Robert Greifeld, President and CEO of Nasdaq, received an annual salary of $790,000 and cash incentive bonus of $3,325,000, which was paid in February 2006. For 2005, Mr. Greifeld’s employment agreement set his annual salary at $790,000 and a target cash incentive bonus opportunity of $1,750,000, which was not guaranteed and subject to discretionary increase based on performance goals as established by the Committee in March 2005 for the ECIP. As with other executive officers, Mr. Greifeld’s performance goals were tied to Nasdaq’s operating income (75% in the case of Mr. Greifeld), and the annual employee satisfaction index results (10% in the case of Mr. Greifeld). The remaining 15% of Mr. Greifeld’s performance goals were tied to Nasdaq’s total revenue. As noted previously, objective performance goals allow bonus payouts of up to 200% of the target bonus opportunity in the event the actual goal results exceed the targets established. Mr. Greifeld earned $2,625,000 for the operating income portion of his target bonus, $175,000 for the results of the annual employee satisfaction index and $525,000 for the total budgeted revenue, for a total of $3,325,000.

In accordance with his employment agreement, Mr. Greifeld was awarded 100,000 shares of restricted stock in May 2005 under the Equity Plan, which will vest as follows: 33,000 shares on May 12, 2006, 33,000 shares on May 12, 2007, and 34,000 shares on May 12, 2008.

The following table provides a concise overview of Mr. Greifeld’s 2005 total compensation:

	Value
Salary	$790,000
Bonus	$3,325,000
Long-Term Compensation Restricted Stock Awards	$1,492,000	(1)
Other Compensation	$5,362	(2)
Perquisites	$17,135	(3)
Benefits	$14,936	(4)

Total 2005 compensation	$5,644,433	(5)

(1)	Value of the restricted stock awards are based on the grant date fair market value.
(2)	Represents Nasdaq’s contributions to the 401(k) plan, which is provided to Mr. Greifeld under the same terms as other employees.
(3)	Represents the value of perquisites received by Mr. Greifeld without regard to the minimum disclosure thresholds contained in SEC rules. The perquisite value represents the incremental cost of personal use of a company car (including commutation) based on an allocation of the cost of the vehicle, driver and fuel.
(4)	Represents the employer portion of active employee benefits including medical, dental, life insurance and disability coverage, which are available to all employees.
(5)	The Committee has not included an estimate of the value to Mr. Greifeld of his retirement benefits accrued for 2005 in the total compensation table. Instead, charts detailing the estimated benefits in various scenarios for each of the named executive officer is included in this proxy under the caption “Pension Plan Table.”

The Committee is pleased to submit this report to the holders of Nasdaq securities with regard to the above matters.

Respectfully submitted,

The Management Compensation Committee

Michael Casey, Chairperson

Lon Gorman

Glenn Hutchins

Arvind Sodhani

Thomas Stemberg

Deborah Wince-Smith

Management Compensation Committee Interlocks and Insider Participation

None of the members of the Management Compensation Committee is an executive officer or employee of Nasdaq. With the exception of Mr. Greifeld, none of Nasdaq’s executive officers serves as a current member of the Nasdaq board and none of Nasdaq’s executive officers serves as a member of the compensation committee of any entity that has one or more executive officers serving on the Management Compensation Committee. In addition, none of Nasdaq’s executive officers serves either as a director of another entity, one of whose executive officers serves in the Management Compensation Committee, or as a member of the compensation committee of another entity, one of whose executive officers serves as a current member of the Nasdaq board.

SUMMARY COMPENSATION TABLE

The following table sets forth compensation awarded to or earned by our named executive officers (the individuals who were, as of December 31, 2005, our President and CEO and the four most highly compensated employees other than the President and CEO.

Long-Term Compensation
	Annual Compensation					Awards				Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation Awards ($)(2)		Restricted Stock Award(s) ($)(3)		Securities Underlying Options/SARs (#) (4)		LTIP Payouts ($)	All Other Compensation ($)(5)
Robert Greifeld President and CEO(6)	2005 2004 2003	790,000 790,000 486,154	3,325,000 3,000,000 1,750,000	— 500,000 —	(8)	1,492,000 730,000 630,000	(7) (9) (10)	— — 2,000,000	(11)	— — —	5,362 4,100 3,392
David Warren Executive Vice President Chief Financial Officer	2005 2004 2003	400,000 400,000 400,000	760,000 752,000 299,200	— — —		— — —		— 225,000 —		— — —	8,400 8,200 8,000
Edward Knight Executive Vice President and General Counsel	2005 2004 2003	418,000 418,000 418,000	643,720 530,860 418,000	— — —		— — —		— 225,000 —		— — —	8,400 8,200 8,000
Christopher Concannon Executive Vice President(12)	2005 2004 2003	325,000 325,000 190,000	690,000 400,000 400,000	— — —		— — —		— 300,000 150,000		— — —	8,400 8,200 4,000
Adena Friedman Executive Vice President	2005 2004 2003	325,000 300,000 275,000	660,000 605,200 323,950	— — —		— — —		— 300,000 30,300		— — —	8,400 8,200 8,000

(1)	Mr. Greifeld received a bonus for 2005 in excess of his target bonus opportunity of $1,750,000 due to overachievement of performance goals. Mr. Greifeld had a guaranteed minimum annual bonus amount for 2004, but received a bonus in excess of the guaranteed minimum at the discretion of the Management Compensation Committee. Mr. Greifeld received his guaranteed minimum bonus for 2003 and did not receive any additional annual bonus amounts that year. Mr. Concannon had a guaranteed minimum bonus in 2003, but received a bonus in excess of the guaranteed minimum at the discretion of the Management Compensation Committee.
(2)	Perquisites are not included since the aggregate amount is less than the lesser of $50,000 or 10% of salary and bonus, in accordance with the regulations promulgated by the SEC.
(3)	Amount calculated based on the fair market value of our common stock at time of grant. Mr. Greifeld would be entitled to any dividends paid on the restricted stock prior to vesting.
(4)	Unless otherwise noted, represents number of shares underlying non-qualified and incentive stock options granted under the Equity Plan in 2005, 2004 and 2003.
(5)	Unless otherwise noted in the applicable footnote, amounts in this column represent Nasdaq’s contributions to the 401(k) plan.
(6)	Became CEO and President of Nasdaq on May 12, 2003.
(7)	Represents 100,000 shares of restricted stock granted to Mr. Greifeld pursuant to the Equity Plan under the terms of his employment agreement, of which 33,000 vest on each of May 12, 2006 and May 12, 2007 and an additional 34,000 vest on May 12, 2008. The value of this award, based on the closing price of our common stock on December 30, 2005 ($35.18), is $3,518,000.

(8)	Transition bonus paid in accordance with Mr. Greifeld’s satisfaction of the conditions specified in his employment agreement executed in May 2003.
(9)	Represents 100,000 shares of restricted stock granted to Mr. Greifeld pursuant to the Equity Plan under the terms of his employment agreement, of which 33,000 vested on May 12, 2005, and an additional 33,000 vest on May 12, 2006, and 34,000 vest on May 12, 2007. The value of this award, based on the closing price of our common stock on December 30, 2005 ($35.18), is $3,518,000.
(10)	Represents 100,000 shares of restricted stock granted to Mr. Greifeld as an inducement award on June 11, 2003, under the terms of his employment agreement, of which 33,000 vested on each of May 12, 2004 and May 12, 2005, and an additional 34,000 vest on May 12, 2006. This award was outside of the Equity Plan. The value of this award, based on the closing price of our common stock on December 30, 2005 ($35.18), is $3,518,000.
(11)	Includes options to purchase 1,000,000 shares of common stock granted under the Equity Plan and 1,000,000 options to purchase shares of common stock granted outside of the Equity Plan as an inducement award to secure Mr. Greifeld’s employment with Nasdaq.
(12)	Became Executive Vice President of Nasdaq on May 13, 2003.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUES

The following table provides information on the number of options to purchase common stock of Nasdaq exercised or held by the named executive officers at fiscal year end 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/ SARs at Fiscal Year-End (#) Exercisable/ Unexercisable	Value of Unexercised in-the-Money Options/ SARs at Fiscal Year-End ($) Exercisable/ Unexercisable (1)
Robert Greifeld	300,000	666,000	1,200,000/500,000	35,115,000/14,695,000
Christopher Concannon	—	—	99,000/351,000	2,859,120/9,641,880
Adena Friedman	14,000	331,940	75,698/310,302	1,768,973/8,443,857
Edward S. Knight	7,000	165,970	62,700/225,000	1,390,686/6,126,750
David P. Warren	14,000	340,900	100,000/225,000	2,339,825/6,126,750

(1)	The fair market value per share of common stock on December 30, 2005 was $35.18, the closing price of the common stock on The Nasdaq Stock Market on that date.

Equity Compensation Plan Information

Nasdaq’s Equity Plan provides for the issuance of our equity securities to officers and other employees, directors and consultants. In addition, employees of Nasdaq and its subsidiaries are eligible to participate in the ESPP at 85% of the fair market value of our common stock on the price calculation date. The Equity Plan and the ESPP have been approved by our stockholders. In 2003, we granted options for 1,000,000 shares of common stock and 100,000 shares of restricted stock to Robert Greifeld as inducement awards to secure his employment as CEO and President of Nasdaq. These two inducement awards were outside of the Equity Plan. The following table sets forth information regarding outstanding options and shares reserved for future issuance under all of Nasdaq’s compensation plans as of December 31, 2005:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	11,412,103		$9.48	9,194,142	(1)
Equity compensation plans not approved by stockholders	700,000	(2)(3)	$5.28	—
Total	12,112,103		$9.23	9,194,142	(1)

(1)	This includes 1,665,250 shares of common stock that may be awarded other than through options pursuant to the Equity Plan and 1,103,268 shares of common stock that may be issued pursuant to the ESPP.
(2)

Mr. Greifeld received an inducement award of non-qualified stock options exercisable for 1,000,000 shares of common stock pursuant to the terms of his employment agreement, of which he has exercised 300,000 shares. The award was granted on April 15, 2003 at an exercise price of $5.28 per share and expires on April 15, 2013. The option became exercisable with respect to 250,000 shares on July 10, 2003 and became or will become exercisable with respect to 250,000 shares on each of April 15, 2004, 2005 and 2006. In the event Mr. Greifeld’s employment is terminated by Nasdaq for cause or by Mr. Greifeld without good reason (each as defined in his employment agreement) the unvested portion of the option will be forfeited and the vested portion will remain exercisable for a period ending on the earlier of ten days after termination or the

Expiration Date. In the event Mr. Greifeld’s employment is terminated by Nasdaq without Cause, by Mr. Greifeld for Good Reason or in the event of death or disability, any portion of the option that would vest within 12 months shall vest, in most circumstances, as of termination and the remainder will be forfeited. In this case, Mr. Greifeld would have the earlier of 24 months after the termination date or the expiration date to exercise the vested portion of the option. If Mr. Greifeld’s employment terminates as a result of retirement (as defined in his employment agreement) unvested options that would have vested within 12 months will continue to vest. Mr. Greifeld would have the earlier of 370 days or the expiration date to exercise the vested portion of the option. In the event Mr. Greifeld’s employment terminates as a result of a non-renewal by Nasdaq, any vested portion will be exercisable until the earlier of 24 months from termination or the expiration date and the unvested portion will be forfeited. This inducement award is transferable by Mr. Greifeld only to certain immediate family members or to a trust or other entity for the exclusive benefit of such immediate family members.

(3)	Does not include 100,000 shares of restricted stock granted to Mr. Greifeld as an inducement award on June 11, 2003. The shares of restricted stock vest in equal amounts on each of the first three anniversaries of May 12, 2003, Mr. Greifeld’s employment date. In the event Mr. Greifeld’s employment is terminated by Nasdaq for cause, by Mr. Greifeld without good reason or as a result of a non-renewal by Mr. Greifeld, all unvested restricted stock is forfeited. In the event Mr. Greifeld’s employment is terminated by Nasdaq without Cause, by Mr. Greifeld for good reason or in the event of death, disability or retirement, all restricted shares that would have vested within 12 months of termination will vest and the remaining shares will be forfeited. In the event Mr. Greifeld’s employment terminates as a result of a non-renewal by Nasdaq, any unvested shares shall vest as of termination. This inducement award is transferable only by the laws of descent and distribution.

PENSION PLAN TABLE

Nasdaq’s executive officers participate in NASD’s qualified plan and Nasdaq’s Supplemental Executive Retirement Plan. Under these plans executive officers earn an aggregate benefit expressed as an annual annuity equal to 6% of their modified career average compensation for each year of service up to a maximum of 10 years. In general, modified career average compensation is the average annual salary plus one-third of the annual bonus (incentive compensation) for the period of service beginning January 1, 2004 and ending on the date of termination. As a transitional rule, prior to January 1, 2009, modified career average earnings will be the average annual salary plus one-third of the annual bonus for the last 60 months of employment. In no event will the modified career average earnings be less than the average annual salary plus one-third of the annual bonus during the highest consecutive 60 month period of employment as of October 31, 2003. As of December 31, 2005, the estimated credited years of service for Mr. Greifeld was 2.67 years, Mr. Concannon was 2.64 years, Ms. Friedman was 12.62 years, Mr. Knight was 6.5 years, and Mr. Warren was 5 years. The following table sets forth the aggregate annual benefit payable at normal retirement date under the plans for various levels of remuneration and years of service. Such benefits are not reduced by benefits received under social security or other offsets.

	Years of Service
Remuneration	5	10	15	20	25	30
500,000	150,000	300,000	300,000	300,000	300,000	300,000
600,000	180,000	360,000	360,000	360,000	360,000	360,000
700,000	210,000	420,000	420,000	420,000	420,000	420,000
800,000	240,000	480,000	480,000	480,000	480,000	480,000
900,000	270,000	540,000	540,000	540,000	540,000	540,000
1,000,000	300,000	600,000	600,000	600,000	600,000	600,000
1,500,000	450,000	900,000	900,000	900,000	900,000	900,000
2,000,000	600,000	1,200,000	1,200,000	1,200,000	1,200,000	1,200,000
3,000,000	900,000	1,800,000	1,800,000	1,800,000	1,800,000	1,800,000

The following table sets forth the estimated annual benefits and lump sums payable upon various retirement dates under the Pension Plan assuming service until retirement age.

The Nasdaq Pension Plan

Estimated Annual Benefits and Lump Sums

	Normal Retirement				Unreduced Early Retirement				Earliest Retirement
Name	Age	Service	Benefit	Lump Sum	Age	Service	Benefit	Lump Sum	Age	Service	Benefit	Lump Sum
Robert Greifeld	65	19.25	66,388	667,804	62	16.25	55,967	597,935	55.75	10.00	27,828	329,228
David Warren	65	18.25	63,363	637,373	62	15.25	52,838	564,510	56.75	10.00	28,962	337,795
Edward Knight	65	16.58	57,868	582,098	62	13.58	47,234	504,638	55	6.58	8,261	148,117
Christopher Concannon	65	29.42	100,212	1,008,045	62	26.42	89,945	960,949	55	19.42	52,129	623,061
Adena Friedman	65	41.17	140,018	1,408,453	62	38.17	129,754	1,386,257	55	31.17	83,571	998,861

The calculations are based on the following assumptions:

•	No future increases in base pay Internal Revenue Service (IRS) limits set forth in Section 401(a)(17) of the Code or Social Security covered compensation as defined in Section 401(I)(4)(E) of the Code;

•	Lump sum interest calculated based on a rate of 7.0% per year (4.68% for Mr. Knight’s earliest age, which he reached in 2006) and mortality table of GAR 94 as specified by the IRS;

•	Earliest retirement age of 55 for Edward Knight as specified in his employment agreement.

The following table sets forth the estimated annual benefits and lump sums payable upon various retirement dates under the SERP assuming service until retirement age.

The Nasdaq Supplemental Executive Retirement Plan (SERP)

Estimated Annual Benefits and Lump Sums

	Normal Retirement				Unreduced Early Retirement				Earliest Retirement
Name	Age	Service	Benefit	Lump Sum	Age	Service	Benefit	Lump Sum	Age	Service	Benefit	Lump Sum
Robert Greifeld	65	19.25	612,060	6,156,771	62	16.25	631,423	6,745,930	55.75	10.00	564,251	6,675,433
David Warren	65	18.25	247,657	2,491,200	62	15.25	260,881	2,787,175	56.75	10.00	245,820	2,867,109
Edward Knight	65	16.58	264,320	2,658,813	62	13.58	277,823	2,968,181	55	6.58	172,270	2,575,599
Christopher Concannon	65	29.42	146,476	1,473,408	62	26.42	157,085	1,678,254	55	19.42	143,992	1,721,032
Adena Friedman	65	41.17	107,334	1,079,681	62	38.17	117,990	1,260,570	55	31.17	113,220	1,353,232

The calculations are based on the following assumptions:

•	No future increases in base pay IRS limits set forth in Section 401(a)(17) of the Code or Social Security covered compensation as defined in Section 401(I)(4)(E) of the Code;

•	Lump sum interest calculated based on a rate of 7.0% per year (4.68% for Mr. Knight’s earliest age, which he reached in 2006) and mortality table of GAR 94 as specified by the IRS;

•	Future incentive compensation equal to 100% of base pay for President and 75% of base pay for other named executive officers;

•	Earliest retirement age of 55 for Edward Knight as specified in his employment agreement.

EMPLOYMENT AGREEMENTS

Nasdaq has current employment agreements with two of its named executive officers, Messrs. Greifeld and Knight. In addition, we have entered into change in control agreements with Messrs. Concannon, Warren, Aust, Jacobs and Ms. Friedman. The terms of these agreements are discussed below. Except to the extent contained in the employment and change in control agreements, we have not entered into any severance agreements with the named executive officers. The terms of any severance package (excluding vested benefits) would be approved by the management compensation committee at the time of termination of a named executive officer.

Mr. Greifeld

Nasdaq is a party to an employment agreement with Mr. Robert Greifeld. The agreement has an initial term ending on May 12, 2007. Under the terms of the agreement, the contract will automatically extend for one-year renewals thereafter unless either party, at least 180 days prior to the expiration of the term or renewal period, gives a notice of its intent not to extend the agreement. The agreement provides for:

•	annual base salary of not less than $790,000; and

•	annual incentive compensation that was guaranteed only in 2003 and 2004 and in remaining years of the term is targeted at $1,750,000 based on the achievement of one or more performance goals established for such year by the Management Compensation Committee after consultation with Mr. Greifeld (Target Bonus).

Pursuant to the agreement, Nasdaq also paid Mr. Greifeld a transition bonus equal to $500,000 in 2004.

Under the agreement, Mr. Greifeld was granted:

•	1,000,000 non-qualified stock options on April 15, 2003, with one-fourth of the shares underlying this grant vesting on July 10, 2003, and an additional one-fourth vesting on each of April 15, 2004, 2005 and 2006;

•	1,000,000 non-qualified stock options on June 11, 2003, with one-fourth of the shares underlying this grant vesting on each of June 11, 2003, 2004 and 2005, and an additional one-fourth to vest on June 11, 2006; and

•	100,000 restricted shares of common stock on each of June 11, 2003, May 12, 2004 and May 12, 2005.

Under his agreement, Mr. Greifeld will be fully vested in his supplemental retirement benefits under the SERP upon the attainment of age 49 while employed by Nasdaq and his completion of four years of service. If Mr. Greifeld’s employment is terminated without cause by Nasdaq, or for good reason by Mr. Greifeld, he is entitled to a severance amount equal to his annual base salary and his Target Bonus for the calendar year immediately preceding his termination date and his SERP benefits as if he were fully vested in the SERP. In addition, upon his termination by Nasdaq without cause, or by Mr. Greifeld for good reason, Nasdaq will provide continued health care coverage for the lesser of twelve months or the date he is eligible for coverage under the health care plans of a subsequent employer.

Mr. Knight

Nasdaq has entered into an employment agreement with Mr. Edward Knight, the term of which commenced on December 30, 2000 and continued for an initial term ending on December 31, 2003 that was extended for additional annual periods, with the current annual period continuing through 2006. Under the terms of the agreement, the contract will automatically extend for one-year renewals thereafter unless either party, at least six months prior to the expiration of the term or renewal period, gives notice of its intent not to renew the term. The agreement provides Mr. Knight with:

•	a base salary at an annual rate not less than the rate of base salary in effect on December 30, 2000; and

•	for years after 2003, such incentive compensation for each calendar year during the term as the Management Compensation Committee may award in its discretion.

Effective as of February 1, 2002, the agreement was amended to conform to the Executive Retention Component of the CIP. Retained Amounts from prior years were paid in 2004 in connection with the termination of the Executive Retention Component and no future amounts will be retained.

Under his agreement, Mr. Knight became fully vested in his supplemental retirement benefits under the Nasdaq’s SERP upon the attainment of age 55 while employed by Nasdaq and his completion of five years of service. Under the terms of the agreement, Nasdaq paid Mr. Knight a stay pay bonus in 2003 equal to two times his then effective base salary.

Further, if Mr. Knight’s employment is terminated by Nasdaq without cause or if Mr. Knight terminates his employment for good reason, Nasdaq is obligated to pay to Mr. Knight a pro rata portion of the incentive compensation for the year of termination, and a lump sum cash payment equivalent to continuation of base salary and incentive compensation, if any, until the later of (x) the end of the term of the agreement or (y) 24 months following the date of such termination of employment. Nasdaq will also continue to provide Mr. Knight with health coverage at its expense for such period.

The agreement also provides that if Mr. Knight becomes subject to any “golden parachute” excise tax, Nasdaq is obligated to make additional payments to Mr. Knight to offset the effect of such tax. In addition, Mr. Knight has agreed to be subject to certain post-termination restrictive covenants relating to non-competition, non-solicitation, non-disparagement and confidentiality.

Change in Control Agreements

Nasdaq entered into letter agreements with each of its named executive officers other than Messrs. Greifeld and Knight and Mrs. Ewing providing enhanced severance to these executives if they are terminated in connection with a Nasdaq change in control. Under the agreements, a change in control generally consists of the first to occur of the following:

•	an acquisition of more than 50% of Nasdaq’s voting securities (other than in limited situations such as acquisitions directly from Nasdaq or where the acquirer is a related entity of Nasdaq, including NASD);

•	the current Nasdaq board (and their approved successors) cease to constitute a majority of the Nasdaq board;

•	the consummation of a merger, consolidation or reorganization, unless (1) Nasdaq’s voting securities prior to the transaction continue to represent more than 50% of the voting securities of the surviving entity (either by remaining outstanding or being converted into voting securities of the surviving entity) or (2) no person directly or indirectly acquires more than 50% of Nasdaq’s then outstanding voting securities (other than acquisitions directly from Nasdaq); or

•	the complete liquidation of Nasdaq or the sale by Nasdaq of all or substantially all of its assets.

Under the agreements, if the executive is terminated by Nasdaq without cause or the executive resigns for “good reason” (as defined in the agreements), during (x) the 180 day period immediately prior to a change in control (if the executive can reasonably demonstrate that the termination or Good Reason event was at the request of a third party that does thereafter effect a change in control of Nasdaq) or (y) during the one year period after the change in control, then he or she is entitled to the following payments and benefits from Nasdaq:

•	cash severance pay equal to 24 months of base salary plus 100% of target bonus in respect of the year in which the termination occurs;

•	continued medical and dental benefits until the earlier of (1) termination of the executive’s COBRA continuation period; (2) 24 months following termination; or (3) the date executive secures subsequent employment with comparable medical and dental coverage and

•	continued life insurance and accidental death and dismemberment insurance benefits for 24 months following termination; and

•	outplacement services for a period of 12 months following termination or, if earlier, until executive’s first acceptance of an employment offer.

An executive is not entitled to benefits under the agreements if his or her termination is on account of death or disability.

The agreements do not change the terms of the executive’s outstanding equity awards (which generally fully vest upon an executive’s termination following a change in control) or retirement plan benefits, which continue to be governed by the terms of the respective arrangements. In addition, the agreements do not provide for indemnification of any “golden parachute” excise taxes that may be payable by an executive under Section 4999 of the Code in connection with the change in control. Rather, the agreements provide, if any payments or benefits to an executive would be subject to a golden parachute excise tax under Section 4999, payments and/or benefits to the executive will be reduced or “cut back” so that no such golden parachute excise tax will be due.

The agreements contain restrictive covenants, including requiring the executive to maintain the confidentiality of Nasdaq’s proprietary information and to refrain from disparaging Nasdaq. The agreements also prohibit the executive from soliciting Nasdaq employees or rendering services for a competing entity for a period of one year following termination in connection with a change in control. To receive severance benefits under the agreements, the executive must execute a general release of claims against Nasdaq. In addition, payments and benefits under the agreements are generally subject to discontinuation in the event an executive breaches the restrictive covenants.

PERFORMANCE GRAPH

The following graph compares the total return of our common stock with certain indices and peer groups. These include the Nasdaq Composite Stock Index and the Standard & Poor’s 500 Stock Index as well as two peer groups. The first peer group (old peer group) reflects the companies included in our peer group in prior years. These companies are Chicago Mercantile Exchange Holdings Inc., Instinet Group Inc., Investment Technology Group, Inc., eSpeed, Inc., LaBranche & Co Inc., SunGard Data Systems Inc., FactSet Research Systems Inc., London Stock Exchange plc, and Deutsche Börse AG. We also have included a new peer group to incorporate a number of changes that have occurred among our peer companies as a result of initial public offerings and merger activity. Companies included in the new peer group are Chicago Mercantile Exchange Holdings Inc., Investment Technology Group, Inc., eSpeed, Inc., LaBranche & Co Inc., London Stock Exchange plc, Deutsche Börse AG and Archipelago Holdings Inc. Peer companies that have less than one year of trading history have not been included in the new peer group. Information for the indices and peer groups is provided for the period from July 2, 2002 (the date on which our common stock began trading on the Over-the-Counter Bulletin Board) through December 31, 2005. The figures represented below assume an initial investment of $100 in common stock at the closing prices on July 2, 2002 and in the Nasdaq Composite Stock Index and the Standard & Poor’s 500 Stock Index on June 30, 2002 and the reinvestment of all dividends into shares of common stock.

CUMULATIVE TOTAL RETURN SINCE JULY 2, 2002

	Cumulative Total Return
	7/02	12/02	12/03	12/04	12/05
THE NASDAQ STOCK MARKET INC.	100.00	66.12	62.48	67.44	232.60
STANDARD & POOR’S 500	100.00	89.70	115.44	128.00	134.28
NASDAQ COMPOSITE INDEX	100.00	86.74	116.81	120.11	143.84
NEW PEER GROUP	100.00	90.23	97.17	151.94	253.39
OLD PEER GROUP	100.00	91.64	100.73	157.27	247.72

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and regulations of the SEC thereunder require our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities collectively, to file reports of initial ownership and changes in ownership with the SEC. Based solely on our review of copies of such forms received by Nasdaq, or on written representations from reporting persons that no other reports were required for such persons, we believe that during 2005, substantially all of the Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were complied with, except that NASD filed nine late Forms 4 covering 12 separate transactions involving the exercise of warrants issued by NASD for shares of common stock that should have been reported on 12 Forms 4 and one Form 5 covering one transaction that involving the exercise of warrants issued by NASD for shares of common stock that should have been reported on a Form 4.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Regulatory Services Agreement

Pursuant to the Delegation Plan, NASDR, a wholly-owned subsidiary of NASD, currently provides us with regulatory services, including the regulation of trading activity on The Nasdaq Stock Market and the market surveillance functions of Nasdaq. We do not have a formalized written agreement with NASDR for the performance of regulatory services prior to us operating as an exchange. We paid NASDR $41.7 million for 2005 and $45.6 million for 2004 for regulatory services provided pursuant to the Delegation Plan. The reduction was due in part to changes in the NASD’s allocation of technology expenses. The decrease in 2005 was also due to the transfer of the ownership of the OTC Bulletin Board to NASD which reduced the associated regulatory costs.

We have entered into a regulatory services agreement under which NASDR would provide regulatory services to us for a term of 10 years commencing when we meet SEC conditions to operate as an exchange. Since these conditions have not yet been satisfied, no services have been performed under this agreement. Pursuant to the terms of the regulatory services agreement, the services provided will be of the same type and scope as are currently provided by NASDR to us under the Delegation Plan. Each regulatory service is to be provided for a minimum of five years, then the parties may determine to terminate a particular service. The termination of a particular service will generally be based upon a review of pricing and the need for such services. Under the agreement, NASD will bill us a fee for each required service provided that it is based on NASD’s direct and indirect costs plus a markup of six percent on compensation costs related to NASDR’s employees used to provide the services. Any services other than those required by the agreement will be billed at cost, plus a mutually agreed upon markup.

Similar to the services NASDR currently provides us, under the regulatory services agreement, NASDR will:

•	review and approve new member applications;

•	perform automated surveillance of trading on The Nasdaq Stock Market;

•	review member firm compliance with the rules and regulations applicable to trading and market-making functions in The Nasdaq Stock Market;

•	investigate suspicious activity in quoting and trading on The Nasdaq Stock Market;

•	conduct examinations of member firms;

•	initiate the disciplinary process once it is determined that a potential violation of a federal securities law or rule, or an SRO rule, may have occurred; and

•	operate an arbitration program and a mediation program for the resolution of customer, member firm employee, and Nasdaq member-to-member disputes.

Services Agreement Pursuant to Section 17(d) of the Exchange Act

As a condition to our ability to operate as an exchange, the SEC order requires that we enter into an agreement with NASD pursuant to Section 17(d) of the Exchange Act and Rule 17d-2. Under these provisions of federal securities laws, two SROs may agree to coordinate the regulation and enforcement of the SROs’ rules by:

•	allocating certain regulatory responsibilities to one party;

•	relieving the other party of its responsibilities and obligations for the responsibilities allocated to the other party; and

•	providing for the allocation of expenses incurred by the party undertaking the responsibilities.

It is expected that the agreement will allocate to NASD the application and enforcement of a number of our rules with respect to Nasdaq members that are also members of NASD. Nasdaq will reimburse NASD for certain costs incurred under the agreement. We filed the proposed agreement with the SEC, which published it for notice and comment. We anticipate entering into the agreement with NASD if we receive the approval order from the SEC.

Series D Preferred Stock

The SEC requires that NASD retain greater than 50% of the voting control over us. The one outstanding share of Series D stock issued to NASD ensures that NASD maintains voting control until we meet SEC conditions to operate as an exchange and no longer rely on the NASD’s SRO license. The voting power of the share of Series D stock is recalculated for each matter presented to stockholders. NASD is entitled to cast the number of votes that, together with all other votes that NASD is entitled to vote by virtue of ownership, proxies or voting trusts, enables NASD to cast one vote more than one-half of all votes entitled to be cast by holders of Nasdaq securities. Once we become operational as an exchange, the share of Series D stock will automatically lose its voting rights and will be redeemed by us for $1.00.

Series C Cumulative Preferred Stock

On February 15, 2006, we redeemed all outstanding shares of our Series C cumulative preferred stock. We were required to redeem the Series C stock after the closing of our common stock offering, which took place on the same date. At the time of redemption, the Series C accrued dividends at an annual rate of 3.0%, which would have increased to 10.6% after July 1, 2006. The total redemption price was $104.7 million, which also reflected accrued but unpaid dividends and a make-whole premium. We paid this entire amount to NASD, which was the sole holder of the Series C.

Investor Rights Agreement

In connection with our separation from NASD, in 2002 we entered into an investor rights agreement with NASD, pursuant to which we granted NASD registration rights with respect to the outstanding shares of Series C cumulative preferred stock and the shares of common stock underlying the warrants referred to below issued by NASD in two private placements in 2000 and 2001. In addition, the terms of the investor rights agreement gave NASD the ability to direct that we allow NASD members to subscribe to purchase up to 10,295,403 shares of common stock in the event that we conducted an initial public offering of our common stock for cash. On February 15, 2006 we sold participating NASD members 206,700 shares of common stock in a directed share program as part of a public offering in full satisfaction of this obligation.

Warrants and the Voting Trust Agreement

In connection with our restructuring in 2000, NASD sold 10,806,494 warrants to purchase up to an aggregate of 43,225,976 outstanding shares of common stock owned by NASD. Each warrant issued by NASD entitled the holder to purchase one share in each of four one-year exercise periods. The first three exercise periods expired on June 27, 2003, June 25, 2004 and June 27, 2005. As of December 31, 2005, holders have exercised warrants to purchase approximately 6.9 million shares of common stock during the first three exercise periods. The fourth and final exercise period, during which the exercise price per share is $16, will expire on June 27, 2006. The voting rights associated with the shares of common stock underlying the warrants, as well as the shares of common stock purchased through the valid exercise of warrants, are governed by the voting trust agreement entered into by us, NASD and The Bank of New York, as voting trustee.

Initially, the holders of the warrants do not have any voting rights with respect to the shares of common stock underlying such warrants. Until we are operating as an exchange, the shares of common stock underlying unexercised and unexpired warrant tranches, as well as the shares of common stock purchased through the exercise of warrants, will be voted by the voting trustee at the direction of NASD. The voting rights associated with the shares of common stock underlying unexercised and expired warrant tranches will revert to NASD. However, NASD has determined, commencing at the time we meet SEC conditions to operate as an exchange, to vote any shares of common stock that it owns (other than shares underlying then outstanding warrants) in the same proportion as our other stockholders. As soon as we meet these conditions, the warrant holders will have the right to direct the voting trustee as to the voting of the shares of common stock underlying unexercised and unexpired warrant tranches until the earlier of the exercise or the expiration of such warrant tranches. The shares of common stock purchased upon a valid exercise of a warrant tranche prior to our satisfaction of SEC conditions to operate as an exchange will be released from the voting trust agreement upon the earlier to occur of such time or the filing of a registration statement applicable to such shares underlying a warrant. The shares of common stock purchased upon a valid exercise of a warrant tranche after our satisfaction of SEC conditions to operate as an exchange will not be subject to the voting trust agreement.

At NASD’s request, we provided those persons who purchased warrants to purchase shares of our common stock in our 2000 and 2001 private placements and exercised those warrants by December 31, 2005 with the opportunity to sell those shares. On February 15, 2006, these stockholders sold 3,389,343 shares underlying these warrants as part of our public offering. Additionally, we plan to register the remaining exercised and unexercised warrant shares by May 16, 2006.

Defined-Benefit Pension Plan

Prior to January 1, 2006, we were a participating employer in a noncontributory, defined-benefit pension plan that NASD sponsors for the benefit of its eligible employees and the eligible employees of its subsidiaries. The investment policy and strategy of the plan asset is established by the NASD Pension Plan Committee and reviewed on an annual basis, under the advisement of an investment consultant. As part of our separation from NASD, effective January 1, 2006, we adopted our own noncontributory, defined benefit pension plan and transferred Nasdaq participants in NASD’s pension plan to our pension plan.

Leases

We pay NASD and certain of its subsidiaries approximately $5.8 million on an annual basis for the use of approximately 118,000 square feet of office space in multiple locations.

Sale of Building

In June 2005, we completed the sale of the building we owned in Rockville, Maryland to NASD for $17.8 million. This facility was our disaster recovery site. Effective September 2005, we relocated our disaster recovery site to a third party outsource facility.

Transfer of Responsibility for OTC Bulletin Board

On October 1, 2005, we transferred responsibility for the OTC Bulletin Board back to NASD. Consideration for the OTCBB Agreement was NASD’s agreement to outsource the operation of the OTCBB to us for an initial two year period, subject to one year renewals upon mutual consent. NASD will pay us $14.2 million in the first year and $14.7 million in the second year for our services under the agreement.

Nasdaq Insurance Agency, LLC

In December 2002, we purchased NASD’s 50.0% interest in NASD Insurance Agency, LLC (subsequently renamed the Nasdaq Insurance Agency, LLC) for a purchase price consisting of an upfront payment of $0.5 million and future contingent payments of up to $5.1 million based on the cash flows of the business through 2011. In December 2004, Nasdaq amended our payment terms with NASD to extend future contingent payments based on the cash flows of the business through 2016. On January 1, 2005, Nasdaq acquired the remaining 50.0% interest in the Nasdaq Insurance Agency, which it did not previously own, from a subsidiary of American International Group, Inc. for a nominal amount. We paid NASD $1.5 million in the fourth quarter of 2005 as settlement of NASD’s claims on Nasdaq Insurance Agency’s future cash flows and no further payments will be made to NASD as a result of this acquisition.

Hellman & Friedman

On May 3, 2001, we issued and sold $240 million in aggregate principal amount of its 4.0% Convertible Subordinated Notes due 2006 (previously defined as the “voting notes”) to Hellman & Friedman. On April 22, 2005, we exchanged these voting notes for $240 million aggregate principal amount of Series B notes and Series B warrants to purchase 2,753,448 shares of common stock at $14.50 per share. The Series B notes are convertible into 16,551,724 shares of common stock, subject to adjustment, in general for any stock split, dividend, combination or other similar event. The Series B warrants will be exercisable by Hellman and Friedman and their transferees on or after April 22, 2006, or earlier under certain circumstances and will terminate on December 8, 2008, unless earlier terminated in connection with the mandatory redemption of the Series B notes.

On April 22, 2005, we sold $205 million aggregate principal amount of the Series A notes and the Series A warrants to Norway Acquisition SPV, LLC. Hellman & Friedman is the beneficial owner of $60 million of the Series A notes and Series A warrants to purchase 646,522 shares of common stock. The warrants are exercisable for common stock on or after April 22, 2006; provided, that they may be exercised earlier in connection with a fundamental change. The notes will be governed by the terms of an indenture, dated as of April 22, 2005, between Nasdaq and Law Debenture Trust Company of New York, as trustee and are convertible into common stock on or after April 22, 2006; provided, that they may be exercised earlier in connection with a fundamental change. The aggregate redemption price for Hellman & Friedman’s Series A notes and Series A warrants was $60.0 million plus any accrued interest from its Series A notes. Upon redemption of the Series A notes, (i) the indenture and the Series B notes can automatically be deemed to be amended to restate, with limited exceptions, the terms of the voting notes and (ii) the Series B warrants will be terminated.

In connection with these transactions we held a special stockholders’ meeting and recommended that our stockholders approve an amendment to our restated certificate of incorporation that would permit the holders of the notes to vote on all matters submitted to a vote of Nasdaq’s stockholders. Under the restated certificate, each holder of the Series A or Series B notes is entitled to the number of votes equal to the number of shares of common stock that could be acquired upon conversion of the holder’s Series A or Series B notes on the applicable record date, subject to the 5% voting limitation.

We have also agreed that in the event that the Nasdaq board approves an exemption from the foregoing 5% limitation for any person pursuant to the restarted certificate of incorporation (other than an exemption granted in connection with a strategic market alliance) and seeks the concurrence of the SEC, we will grant Hellman &

Friedman a comparable exemption from this limitation and use best efforts to obtain SEC concurrence. We also have granted Hellman & Friedman registration rights with respect to the shares of common stock underlying the notes and the warrants. Additionally, Hellman & Friedman is permitted to designate one person reasonably acceptable to us for nomination as a director of Nasdaq for so long as Hellman & Friedman owns Series B notes and/or shares of common stock issued upon conversion representing at least 35% of the shares of common stock issuable upon conversion of the Series B notes it initially received. Patrick Healy has been nominated for re-election at the annual meeting and currently serves on the Nasdaq board pursuant to this commitment.

Silver Lake Partners

On April 22, 2005, we sold $205 million aggregate principal amount of the Series A notes and the Series A warrants to Norway Acquisition SPV, LLC. In December 2005, Norway Holdings SPV, the parent of Norway Acquisition, distributed the notes and warrants to its interest holders, including the Silver Lake entities. The Silver Lake entities beneficially own $141,364,589 of the Series A notes and Series A warrants to purchase 1,523,325 shares of our common stock at $14.50 per share. The Silver Lake entities’ Series A notes will be convertible into 9,749,282 shares of common stock, subject to adjustment, in general for any stock split, dividend, combination or other similar event.

We have granted the Silver Lake entities certain registration rights with respect to the shares of common stock underlying the Series A notes and the Series A warrants. Additionally, Silver Lake Partners II TSA, L.P. is permitted to designate one person reasonably acceptable to us for nomination as a director of Nasdaq for so long as the Silver Lake entities owns Series A notes and/or shares of common stock issued upon conversion representing at least 35% of the shares of common stock issuable upon conversion of the Series A notes initially purchased. Glenn H. Hutchins was designated by Silver Lake Partners II TSA, L.P. and serving as a director with a term that expires at Nasdaq’s 2007 annual meeting of stockholders.

In connection with these transactions, we held a special stockholders’ meeting and recommended that our stockholders approve an amendment to our restated certificate of incorporation that would permit the holders of the notes to vote on all matters submitted to a vote of Nasdaq’s stockholders. Under the restated certificate, each holder of the Series A or Series B notes is entitled to the number of votes equal to the number of shares of common stock that could be acquired upon conversion of the holder’s Series A or Series B notes on the applicable record date, subject to the 5% voting limitation.

Directors and Officers

In April 2006, David P. Warren, an executive officer, repaid in full the outstanding balance with interest on a promissory note issued in December 2001. Under the note, we loaned Mr. Warren a total of $225,000. The loan was advanced in two stages, $125,000 on May 22, 2001 and $100,000 on August 14, 2001. This full recourse promissory note was unsecured and bore interest at a rate of 5.31% compounded annually. The purpose of the loan was for the acquisition of Mr. Warren’s principal residence upon relocation to the New York area.

In connection with the Equity Plan, officers of Nasdaq received awards of options to purchase shares of common stock and/or restricted shares of common stock. Non-employee directors have the option to be awarded shares of restricted Common Stock under the Equity Plan. See “Executive Compensation—Director Compensation.” In connection with the ESPP, employees (including employees who are directors) have the opportunity to purchase shares of common stock.

One of our directors, Jeffrey Edwards, is an officer of Merrill Lynch, which has engaged in investment banking and other commercial activities in the ordinary course of business with Nasdaq.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the board of directors, the Audit Committee of the board of directors assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of Nasdaq. The Audit Committee also oversees the adequacy and effectiveness of Nasdaq’s regulatory and self-regulatory organization responsibilities; assesses Nasdaq’s regulatory performance; and assists the Nasdaq board and other committees of the board of directors in reviewing the regulatory plan and the overall effectiveness of Nasdaq’s regulatory functions. The Audit Committee charter complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Nasdaq applicable to companies listed on The Nasdaq National Market. The complete text of the charter, which reflects standards set forth in SEC regulations and Nasdaq rules, is reproduced in Annex A to this proxy statement.

Each of the Audit Committee members meets the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership and is an “independent director” as defined in Nasdaq Marketplace Rule 4200(a)(15). Each of the Audit Committee members meets Nasdaq’s financial knowledge requirements, and Messrs. Casey and Markese have been designated by the Board of Directors as “audit committee financial experts” under SEC rules.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm (Nasdaq’s auditors) a formal written statement describing all relationships between the auditors and Nasdaq that might bear on the independent registered public accounting firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence and satisfied itself as to the firm’s independence. The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of Nasdaq’s internal controls and the internal audit function’s organization, responsibilities, budget, and staffing. The Audit Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Audit Committee reviewed the audited financial statements of Nasdaq as of and for the fiscal year ended December 31, 2005, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of Nasdaq’s financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-mentioned reviews and discussions the Audit Committee recommended to the board of directors that Nasdaq’s audited financial statements be included in its Annual Report on Nasdaq’s Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC. The Audit Committee also recommended the reappointment, subject to holder approval, of the independent registered public accounting firm and the board of directors concurred in such recommendation.

Members of the Audit Committee:

John D. Markese, Chairman Michael Casey Lon Gorman

NASDAQ CORPORATE GOVERNANCE GUIDELINES AND CODES OF ETHICS

The Nasdaq board has adopted corporate governance guidelines, which set forth a flexible framework within which the board of directors and its committees operate. These guidelines cover a number of areas including the selection, composition and functions of the Nasdaq board, committee assignments and rotation, executive sessions, director orientation and continuing education, evaluation of senior management and succession planning. In addition, the guidelines set forth procedures in the event one or more nominees to the Nasdaq board receive a majority of “withhold authority” votes. In an uncontested election, any nominee for the Nasdaq board who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to promptly tender his or her resignation following certification of the stockholder vote. The Corporate Governance Committee of the Nasdaq board will consider the resignation offer and recommend to the full board whether to accept it. The Nasdaq board is required to act on the recommendation within 90 days following certification of the stockholder vote and to promptly disclose through a press release its decision on whether to accept the resignation offer (and its reasons for rejecting the offer, if applicable).

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance Committee recommendation or Nasdaq board action regarding whether to accept the resignation offer. If each member of the Corporate Governance Committee received a majority “withheld” vote at the same election, then the independent directors who did not receive a majority “withheld” vote will appoint a committee amongst themselves to consider the resignation offers and make a recommend to the Nasdaq board. However, if the only directors who did not receive a majority “withheld” vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Nasdaq also has adopted the Nasdaq Code of Ethics, which is applicable to all of our employees, including the principal executive officer, the principal financial officer and controller and principal accounting officer (senior executive and financial officers). The Nasdaq board has a separate Nasdaq Code of Conduct for the board of directors, which contains provisions specifically applicable for directors. All employees, including our senior executive and financial officers, are also subject to the NASD Code of Conduct. Nasdaq intends to post amendments to or waivers from the Nasdaq Code or the NASD Code (to the extent applicable to its senior executive and financial officers) or to the Board Code at this location on its website and in any manner otherwise required by the standards applicable to companies listed on The Nasdaq Stock Market.

The following materials related to our corporate governance and codes of conduct are available publicly on Nasdaq’s web site at http://ir.nasdaq.com/governance.cfm.

•	Nasdaq Mission Statement

•	Corporate Governance Guidelines

•	Board of Director Code of Conduct (Board Code)

•	Nasdaq Code of Ethics (Nasdaq Code)

•	NASD Code of Conduct (NASD Code)

•	Procedures for Reporting Concerns

•	Procedures for Communicating with the Board of Directors

Copies may also be obtained, free of charge, by writing to our corporate secretary at the address below. Please specify which document you would like to receive. Our charter documents and committee charters are also online at the same web address.

STOCKHOLDER COMMUNICATION WITH DIRECTORS

Stockholders and other parties interested in communicating directly with the Chairman of the board or individual directors or particular Nasdaq board committees may do so by addressing correspondence to the intended recipient or recipients on the Nasdaq board

c/o The Nasdaq Stock Market, Inc. Office of the Corporate Secretary

One Liberty Plaza

New York, New York 10006

Nasdaq’s Corporate Secretary regularly forwards all correspondence to the addressees on the Nasdaq board. In addition, concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of Nasdaq’s Internal Audit Department and Office of General Counsel and handled in accordance with procedures established by the Audit Committee with respect to such matters.

STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS

Holders of Nasdaq securities who wish to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Proxy Statement for Nasdaq’s 2007 annual meeting must submit the same to Nasdaq’s Corporate Secretary, Joan C. Conley, on or before December 31, 2006 at Nasdaq’s headquarters, One Liberty Plaza, New York, New York 10006 and must otherwise comply with the requirements of Rule 14a-8.

A holder who wishes to nominate a person for election as director at an annual or special meeting, or to introduce an item of business at an annual meeting, must also comply with the procedures specified in Nasdaq’s by-laws. Under these procedures, a stockholder must submit the proposed nominee or proposed item of business by delivering a notice to be received by Nasdaq’s Corporate Secretary at the above address in accordance with the following time frames:

•	In the case of a nomination or proposed item of business for an annual meeting, the notice must normally be delivered not more than 120 nor less than 90 days prior to the first anniversary of the prior year’s meeting. Assuming the 2007 annual meeting is held on schedule, the notice must be delivered on or prior to the close of business on February 22, 2007 but no earlier than the close of business on January 23, 2007.

•	However, if Nasdaq holds its annual meeting on a date that is more than 30 days before or 70 days after such anniversary date, the notice must be delivered no earlier than 120 days prior to the date of the annual meeting nor later than the later of the ninetieth day prior to the date of the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by Nasdaq.

•	If Nasdaq holds a special meeting to elect directors, a notice with respect to the nomination of a person for election as director must be delivered no earlier than 120 days prior to the date of the special meeting nor later than the later of the ninetieth day prior to the date of the special meeting or the tenth day following the day on which public announcement of the date of such meeting and the nominees proposed by the Nasdaq board is first made by Nasdaq.

The notice required by our by-laws shall contain:

•	as to each person whom a holder of Nasdaq securities proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors under SEC rules and such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected;

•	as to any other business that the holder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend the by-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such holder and the beneficial owner, if any, on whose behalf the proposal is made; and

•	as to the holder of Nasdaq securities, giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

•	the name and address of such holder, as they appear on Nasdaq’s books, and of such beneficial owner;

•	the class and number of shares of capital stock of Nasdaq that are owned beneficially and of record by such holder and such beneficial owner;

•	a representation that the holder is a holder of record of stock of Nasdaq entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

•	a representation whether the holder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Nasdaq’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies from holders of Nasdaq Securities in support of such proposal or nomination.

In addition, holders of Nasdaq securities may recommend individuals for consideration by the Nominating Committee for nomination to the Nasdaq board. Holders should submit such recommendations in writing, together with any supporting documentation the holder deems appropriate, to Nasdaq’s Corporate Secretary at the address set forth above prior to December 31, 2006.

THE NASDAQ STOCK MARKET, INC.

April 21, 2006

Annex A

THE NASDAQ STOCK MARKET, INC.

AUDIT COMMITTEE CHARTER

Organization

This Charter governs the operations of the Nasdaq Audit Committee (the “Committee”). The Charter will be reviewed and reassessed, at least annually, by the Committee and will be approved by the Board of Directors. The Committee shall be appointed by the Board of Directors in compliance with Article IV, Section 4.13(g) of the Nasdaq By-Laws and shall consist of four or five Directors, each of whom is independent of management. Members of the Committee shall be considered independent if, in the opinion of the Board of Directors, they have no relationship that may interfere with the exercise of their independence in carrying out the responsibilities of a director.* All Committee members will be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. At least one member must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the individual’s financial sophistication, including service as a Chief Executive Officer, Chief Financial Officer, or other senior officer with financial oversight responsibilities or otherwise satisfy standards for financial expertise required for audit committees of companies listed on The Nasdaq National Market.

Statement of Policy

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to the shareholders and others, the systems of internal controls, which management and the Board of Directors have established, and Nasdaq’s audit, financial reporting and the legal and compliance process. In so doing, it is the responsibility of the Committee to maintain free and open communication with independent auditors, internal auditors, and Nasdaq’s management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of Nasdaq and the power to retain independent counsel, or other experts, and funding sufficient for this purpose.

Responsibilities and Processes

The primary responsibility of the Committee is to oversee Nasdaq’s financial reporting process on behalf of the Board of Directors and report the results of these activities to the Board. Management is responsible for preparing Nasdaq’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate policy for quality financial reporting, sound business risk management practices, and ethical behavior.

*	Directors shall meet the standards for independence set forth in Section 10A (m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated by the Securities and Exchange Commission (the “SEC”) and Nasdaq Stock Market Rule 4200(a), as amended. The composition and responsibilities of the Committee also will be consistent with SEC guidance, and in particular with the SEC Order set forth in Release No. 34-37538. Industry and Non-Industry Directors are not disqualified from serving on the Committee solely because they are employees or officers of a member firm or listed company as long as the Board of Directors determines that such Directors are independent of management according to the standards set forth above.

The following shall be the principal recurring processes of the Committee in carrying out its responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. The responsibilities and processes of the Committee shall be consistent with the Exchange Act and the rules and regulations adopted by the SEC.

1. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of Nasdaq’s shareholders. The Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder ratification in any proxy statement).

2. The Committee is responsible for ensuring its receipt from the independent auditors at least annually of a formal written statement delineating all relationships between the auditor and Nasdaq, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full board take, appropriate action to oversee the independence of the independent auditor. Additionally, the Committee shall review with the independent auditors any audit problems or difficulties and management responsiveness. The Committee shall prescribe what services are allowable by the independent auditors and approve in advance all services provided by the auditors (see Independent Public Auditor Services section). The Committee shall review all proposed Nasdaq hires formerly employed by the independent auditors.

3. The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing, compensation, and resources. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of Nasdaq’s internal controls, including Nasdaq’s system to monitor and manage business risk, and legal and ethical compliance programs and financial reporting. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations. The internal auditors shall report directly to the Committee and have free and open access to information deemed necessary by them to perform their assessments. The Committee shall provide oversight over the system of internal controls, relying upon management’s and the internal and independent auditors representations and assessments of the controls.

4. The Committee shall review the interim financial statements and earnings releases with management and the independent auditors prior to the filing of Nasdaq’s quarterly report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

5. The Committee shall review with management and the independent auditors the financial statements to be included in Nasdaq’s annual report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K) and quarterly reports on Form 10-Q, including MD&A disclosures, their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit, including the management letters, reports and attestations prepared by management and the independent auditors to comply with the Exchange Act and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards and SEC rules.

6. The Committee shall review and approve all related party transactions consistent with the rules applied to companies listed on The Nasdaq National Market.

7. The Committee shall have responsibility for, and oversight of, a confidential and anonymous process and procedures for the receipt, retention and treatment of submissions regarding accounting, internal accounting controls or audit matters. All such relevant submissions must be reported to the Committee.

8. The Committee shall oversee the adequacy and effectiveness of Nasdaq’s regulatory and self-regulatory organization responsibilities; assess Nasdaq’s regulatory performance; assist the Board and other committees of the Board in reviewing the regulatory plan and the overall effectiveness of Nasdaq’s regulatory functions.

9. An annual performance appraisal of the Audit Committee.

Independent Public Auditor Services

The independent auditor is prohibited from performing any of the following services for Nasdaq:

•	bookkeeping or other services related to the accounting records or financial statements of the audit client;

•	financial information systems design and implementation;

•	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management or human resources functions;

•	broker or dealer, investment adviser, or investment banking services;

•	legal services and expert services unrelated to the audit; and

•	any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

All audit and allowable non-audit services must be approved in advance by the Committee. However, the Chairman of the Committee is delegated authority to approve in advance non-audit services by the independent auditor to support business development, consulting on accounting issues (subject to the prohibitions above) or tax consulting to the extent permitted by SEC rules, if such non-audit services do not exceed $300,000 in the aggregate between meetings of the Committee and the Committee is informed of such pre-approval by the Chairman at the Committee’s next meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Mark Here for Address Change or Comments	☐

		FOR	WITHHELD FOR ALL					FOR	AGAINST	ABSTAIN
ITEM 1.	ELECTION OF DIRECTORS	☐	☐			ITEM 2.	APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM	☐	☐	☐
01 Michael Casey 02 Daniel Coleman 03 Jeffrey N. Edwards 04 Lon Gorman 05 Patrick J. Healy 06 Merit E. Janow		07 John D. Markese 08 Thomas F. O’Neill 09 James S. Riepe 10 Thomas G. Stemberg 11 Deborah L. Wince- Smith		I/WE WILL ATTEND THE MEETING	☐
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

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Signature	Signature	Date

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Internet http://www.proxyvoting.com/ndaq Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

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You can view the Annual Report/Form 10-K and Proxy Statement

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

THE NASDAQ STOCK MARKET, INC.

The undersigned hereby appoints Edward S. Knight and Joan C. Conley, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all Nasdaq securities which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 23, 2006 at 10:00 a.m., local time at One Liberty Plaza, 50th Floor, New York, New York 10006, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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